UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Maxwell Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
June 2, 2017
To Our Stockholders:
It is my pleasure to invite you to attend the 2017 Maxwell Technologies, Inc. Annual Meeting of Stockholders (“Annual Meeting”) to be held on July 13, 2017 at 11:00 a.m., PDT, at the Hilton Garden Inn located at 3805 Murphy Canyon Road, San Diego, California 92123.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.
We hope you will be able to attend the Annual Meeting to listen to a discussion of Maxwell’s business, and answer any questions you may have.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about June 2, 2017, we expect to begin mailing to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.
Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reviewing the Proxy Statement, you are urged to promptly vote in accordance with the instructions set forth on the Proxy Card you received. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.
If you have any questions concerning the Annual Meeting or the proposals being voted on, please contact our Investor Relations Department at (858) 503-3300.

Sincerely,
Franz Fink
Chief Executive Officer

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2017
To the Stockholders of
Maxwell Technologies, Inc.:
The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on July 13, 2017 at 11:00 a.m., PDT, at the Hilton Garden Inn located at 3805 Murphy Canyon Road, San Diego, California 92123, for the purpose of considering and voting upon the following:

•	To elect two Class III members to the Board of Directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•
To approve an amendment to the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares;

•	To approve an increase in the number of shares of common stock reserved for issuance under the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan by 500,000 shares;

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Executive Compensation section of this Proxy Statement;

•	To approve, on an advisory basis, the frequency with which future advisory votes on the compensation of the Company’s named executive officers will be conducted; and

•	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.
The foregoing business items are more fully described on the following pages, which are made part of this notice.

WHO MAY VOTE:
The Board of Directors has fixed the close of business on May 22, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

David Lyle
Secretary

June 2, 2017
San Diego, California
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO VOTE VIA THE INTERNET. FOR FURTHER DETAILS, SEE “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING”.

MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
(858) 503-3300
PROXY STATEMENT
FOR MAXWELL TECHNOLOGIES
2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2017
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about June 2, 2017, we will mail to our stockholders an Important Notice Regarding Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs you on how to access your Proxy Card to vote through the Internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Question:	Why am I receiving these materials?

Answer:
Our Board of Directors has made these materials available to you on the Internet or, upon your request will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question:	Why am I being asked to review materials on-line?

Answer:
Under rules adopted by the SEC, we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. We anticipate that the Notice will be mailed to stockholders on or about June 2, 2017.

Question:	How can I electronically access the proxy materials?

Answer:	The Notice provides you with instructions on how to view our proxy materials on the Internet.

Question:	How can I obtain a full set of proxy materials?

Answer:	The Notice provides you with instructions on how to request printed copies of the proxy materials. You may request printed copies until one year after the date of the Annual Meeting.

Question:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

Answer:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, dealer, or other similar organization to request information about householding.

Question:	What information is contained in this Proxy Statement?

Answer:	The information contained in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process and certain other required information.

Question:	Who is soliciting my vote pursuant to this Proxy Statement?

Answer:	Our Board of Directors is soliciting your vote.

Question:	Who will bear the cost of soliciting votes for the Annual Meeting?

Answer:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Maxwell may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged The Proxy Advisory Group, LLC ("PAG") to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Question:	Who is entitled to vote?

Answer:	Stockholders of record of our common stock on the close of business on May 22, 2017 are entitled to vote at the Annual Meeting.

Question:	What am I voting on?

Answer:	You are voting on proposals:

•	To elect two Class III members to the Board of Directors.

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	To approve an amendment to the 2013 Omnibus Equity Incentive Plan.

•	To approve an increase in the number of shares of common stock reserved for issuance under the 2004 Employee Stock Purchase Plan by 500,000 shares.

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

•	To approve, on an advisory basis, the frequency with which future advisory votes on the compensation of the Company’s named executive officers will be conducted.

•	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Question:	How does the Board of Directors recommend that I vote?

Answer:	The Board of Directors recommends a vote:

•	“FOR ALL” for the election of two Class III directors.

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	“FOR” the approval of an amendment to the 2013 Omnibus Equity Incentive Plan.

•	“FOR” the approval of an increase in the number of shares of common stock reserved for issuance under the 2004 Employee Stock Purchase Plan by 500,000 shares.

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	“FOR” the approval, on an advisory basis, of a vote of “1 YEAR” on the frequency of future stockholder advisory votes on the compensation of named executive officers.

Question:	How may I cast my vote?

Answer:
If you are a registered holder of our common stock, meaning that your shares are registered with our transfer agent in your name, you have three options for submitting your vote before the meeting: via the Internet, by telephone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. If you hold your shares in your name as a registered holder, you may also submit your vote in person at the Annual Meeting.

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “FOR” the election of all two of the Board’s nominees for Class III director, (ii) “FOR” the approval, on an advisory basis, of a vote of “1 YEAR” on the frequency of future stockholder advisory votes on the compensation of named executive officers and (iii) “FOR” each of the other proposals presented in the Proxy Statement. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment. However, if you are not a record holder, such as where your shares are held by a brokerage firm, bank, dealer, or other similar organization as described below, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted.
If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in “street name.” If you hold your shares in street name, you received the Notice or the proxy materials from your brokerage firm, bank, dealer, or other similar organization rather than from Maxwell. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you hold your shares in street name, follow the instructions on the Notice, proxy card or voting instruction form you should have received from your brokerage firm or similar organization in order to vote your shares. If you intend to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and bring the legal proxy with you to the Annual Meeting.
If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. In addition, other than the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017, each of the other proposals is “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name in the absence of instructions from you.

Question:	May I cast my vote in person?

Answer:
Yes. If you are the registered holder of the shares, you can vote in person by coming to the Annual Meeting. However, if you hold your shares in street name or you are a representative of an institutional stockholder, you must bring a legal proxy from the organization that is the registered holder of the shares authorizing you to vote the shares you intend to vote at the Annual Meeting.

Question:	May I cast my vote over the Internet, by telephone or by mail?

Answer:	Voting Alternatives:

•	over the Internet at www.proxyvote.com, by following the instructions for Internet voting on the Notice or Proxy Card mailed to you;

•	by phone, by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you;

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice.
If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares and the Notice has been sent directly to you by our transfer agent. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Annual Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.

If like most stockholders of the Company, you hold your shares in street name through a brokerage firm, bank or other similar organization rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice is being provided to you by such organization. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Annual Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.
We encourage you to vote via the Internet. If you attend the Annual Meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the Annual Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the Annual Meeting in the manner set forth in this Proxy Statement or as otherwise specified by you. To vote at the Annual Meeting, those who hold shares in street name will need to contact the brokerage firm, bank or other similar organization that holds their shares to obtain a legal proxy to bring to the meeting.

Question:	May I revoke or change my vote?

Answer:
Yes. You may revoke your proxy at any time until it is voted. You may also revoke your proxy by voting in person at the Annual Meeting. If you hold shares in street name, you must contact your brokerage firm or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Question:	Do I have to do anything if I plan to attend the Annual Meeting in person?

Answer:	No, we believe physical space at the Annual Meeting location will be sufficient to accommodate our normal attendance of this event.

Question:	Who will count the votes?

Answer:
The Company has hired a third party, Broadridge Financial Solutions, Inc., to tabulate votes cast by proxy and an inspector of elections will be present at the Annual Meeting to tabulate the final vote results.

Question:	What happens if the Annual Meeting is adjourned or postponed?

Answer:	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Question:	How are votes counted?

Answer:
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. For the other proposals presented at the Annual Meeting to be approved, the matter must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. However, one of the three alternatives for the frequency of stockholder advisory votes on executive compensation must receive the affirmative vote of a majority of the votes cast, either in person or by proxy for such frequency alternative to be approved. If none of “One,” “Two” or “Three” years achieves such a majority, none of the alternatives will be approved; however, the Company would nevertheless consider the results of voting on the advisory resolution in determining how often to submit an advisory resolution regarding executive compensation to a stockholder vote. Additionally, the vote for the frequency of stockholder vote on executive compensation and the approval of the compensation of our named executive officers is each advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors

Question:	What is the deadline for voting?

Answer:
The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Daylight Time on July 12, 2017. If you hold your shares in street name, please check the information you received from your brokerage firm, bank, dealer, or other similar organization for the voting deadline. If you plan to attend the Annual Meeting and to cast your vote in person, the polls will remain open until they are closed during the Annual Meeting on July 13, 2017. If you hold your shares in street name, you will need to bring the required paperwork in order to vote in person at the Annual Meeting. Please see the answer to the question “May I cast my vote in person?” above for more information.

Question:	How can I find the results of the Annual Meeting?

Answer:	Preliminary results will be announced at the Annual Meeting and final results will be published in a Form 8-K filed shortly after the meeting.

Question:	How can I communicate with the Board of Directors?

Answer:
Stockholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123.

GENERAL INFORMATION
The Board of Directors of Maxwell Technologies, Inc., a Delaware corporation (the “Company,” “Maxwell,” “we” or “us”), is soliciting the enclosed proxy for use at the 2017 Annual Meeting of Stockholders to be held on July 13, 2017 at 11:00 a.m., PDT, at the Hilton Garden Inn located at 3805 Murphy Canyon Road, San Diego, California 92123, and any adjournment or postponement thereof. This Proxy Statement was first made available on or about June 2, 2017 to the stockholders. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Annual Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Annual Meeting and any adjournment or postponement thereof.
The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, is available over the Internet or, if requested per the instructions in the Notice, will be mailed to stockholders along with this Proxy Statement. The Annual Report on Form 10-K contains, among other things, financial information regarding the Company and a discussion of business developments during the fiscal year ended December 31, 2016. It is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.
VOTING RIGHTS
The close of business on May 22, 2017 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had 36,883,436 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name without your voting instructions. The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, and, other than the proposal to ratify the appointment of BDO USA, LLP discussed above, the other proposals to be considered at the Annual Meeting are each considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors or such other proposals in the absence of instructions from you.
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors. For matters other than the election of directors, the matter must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. However, one of the three alternatives for the frequency of stockholder advisory votes on executive compensation must receive votes from a majority of the votes cast at the Annual Meeting, present in person or represented by for such frequency alternative to be approved. If none of “One,” “Two” or “Three” years achieves such a majority, none of the alternatives will be approved; however, the Company would nevertheless consider the results of voting on the advisory resolution in determining how often to submit an advisory resolution regarding executive compensation to a stockholder vote. Additionally, the vote for the approval of the frequency of stockholder vote on executive compensation and the vote for the approval of the vote for the approval of the compensation of our named executive officers is advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors. Under Delaware law, abstentions are not counted as votes cast, and therefore have no effect on the outcome of the matter. Likewise, broker non-votes are not considered to be votes cast and have no effect on the outcome of the matter.
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

STOCKHOLDER PROPOSALS
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2018 annual meeting of stockholders, stockholder proposals must be submitted in writing to Maxwell Technologies, Inc., Attn: Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123, and must be received by us no later than February 2, 2018 and must otherwise satisfy the conditions established by the Securities and Exchange Commission, or SEC, for shareholder proposals to be included in the proxy statement for that meeting. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting
If a stockholder wishes to present a proposal, including a director nomination, at our 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to Maxwell Technologies, Inc., Attn: Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123, not less than 90 calendar days, or March 4, 2018, nor more than 120 days, or February 2, 2018, prior to the one year anniversary date of the Company’s proxy statement delivered to stockholders in connection with the 2017 Annual Meeting, except that in the event the date of the 2018 Annual Meeting is changed by more than 30 days from the anniversary date of the 2017 Annual Meeting, notice by the stockholder in order to be timely must be received not less than 60 calendar days prior to the 2018 Annual Meeting date, or not more than 10 calendar days after the public announcement of the 2018 Annual Meeting date if the public announcement is made less than 60 calendar days prior to the date of the 2018 Annual Meeting. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2018 Annual Meeting. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class III expires on the date of the Annual Meeting. The directors in Class I and Class II will continue in office until their terms expire at the 2018 and 2019 Annual Meeting of Stockholders, respectively. The current Class III directors who are being nominated for reelection are Richard Bergman and John Mutch, who was appointed in April 2017. Robert Guyett and Yon Yoon Jorden have chosen not to stand for re-election, and effective immediately following the 2017 Annual Meeting, Mr. Guyett and Ms. Jorden will no longer serve as members of the Board or the committees on which they currently serve.
The directors elected in Class III at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Holders of common stock are entitled to cast one vote for each share held for each of the two nominees for director in Class III. The two nominees receiving the greatest number of “FOR” votes will be elected directors of the Company in Class III. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. Broker non-votes will have no effect. The nominees recommended by the Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by the Company’s stockholders. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.
No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. There are no family relationships among any of the Company’s executive officers and directors.
Set forth below is information with respect to nominees for director and other directors of the Company who will continue in office for terms extending beyond the Annual Meeting, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills within the past five years that led to the conclusion that they are qualified to serve as a director, their period of service as a Company director and their age. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Richard Bergman, 53 (Class III)
Mr. Bergman was appointed as a Class III director in May 2015. He serves on the Strategic Alliance Committee and the Compensation Committee. Mr. Bergman is president and chief executive officer of Synaptics, Inc., a leading developer of human interface solutions for intelligent devices. He joined Synaptics in 2011, after serving in a series of senior executive positions with AMD, where he was senior vice president and general manager of AMD’s Product Group from May 2009 to September 2011, and senior vice president and general manager of AMD’s Graphics Product Group (GPG) from October 2006 to May 2009. Prior to AMD, he held other senior management positions in the technology industry at S3 Graphics, Texas Instruments and IBM.

Individual Experience: Mr. Bergman’s expertise comes from a career of managing multi-national companies, including in the developing growth markets and related to corporations undergoing restructuring initiatives. Mr. Bergman’s personal experience with critical human resources and compensation-related matters provides unique insight into such practices.

John Mutch, 60 (Class III)
On April 13, 2017, the Board of Directors appointed Mr. Mutch to serve as a Class III director, effective immediately. Mr. Mutch is the founder and managing partner of MV Advisors LLC, a diversified investment firm which provides focused investment and operational guidance to both private and public companies founded in 2006. Mr. Mutch is a technology industry executive with more than 20 years of experience. From 2003 to 2005, he served as the president and chief executive officer of Peregrine Systems Inc. and successfully restructured the company, culminating in the sale of Peregrine to Hewlett-Packard (HP). From 1999 to 2002, he served as chief executive officer of HNC Software Inc., where he served initially as vice president of marketing and corporate development from 1997 to 1998 and then as president of HNC Software Inc. Insurance Solutions from 1998 to 1999. In his earlier career, Mr. Mutch served a variety of positions, including with Microsoft Corporation. Mr. Mutch is currently the chairman of the board of Aviat Networks, a global provider of microwave networking solutions. He currently also serves on the board of Agilysys, Inc. and previously served on the board of Quantum Corporation.

Individual experience: Mr. Mutch been an executive and investor in the technology industry for over 30 years and has a long, sustained track record of creating shareholder value. He has been a public and private company chief executive officer leading companies to significant revenue growth and profitability improvement. Mr. Mutch has served on the board of directors of numerous public and private companies.

Vote Required for Approval and Recommendation of the Board
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors.
The Board recommends that stockholders vote FOR ALL of the nominees identified above.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2018 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Franz Fink, 55 (Class I)
Dr. Fink joined Maxwell as President and Chief Executive Officer effective as of May 1, 2014. Immediately prior to joining Maxwell, Dr. Fink was an independent business consultant, assisting companies in the industrial and automotive markets with business optimization and growth initiatives. From 2006 to 2012, Dr. Fink served as president and chief executive officer of Gennum Corp., a leading supplier of high-speed analog and mixed-signal semiconductors for the optical communications, networking, and video broadcast markets that was listed on the Toronto Stock Exchange before being acquired by Semtech Corp. in March 2012. From 2003 to 2006, Dr. Fink was senior vice president and general manager of the Wireless and Mobile Systems Group of Austin, Texas-based Freescale Semiconductor, Inc. From 1991 through 2003, Dr. Fink held a series of senior management positions in the Semiconductor Products Sector of Motorola Corp. in Germany, the United Kingdom and the United States. Dr. Fink holds a doctorate in natural sciences from the department of computer-aided design and a master’s degree in computer science and electrical engineering from the Technical University of Munich, Germany.

Individual experience: Dr. Fink is a seasoned technology executive with an established track record of bringing innovative products to the automotive, telecommunications and other global markets. Further, his broad experience in international business operations in addition to his advanced technical education background make him qualified to serve as a director.

Steven Bilodeau, 58 (Class I)
Mr. Steve Bilodeau was appointed as a Class I director in May of 2016 and has been elected to serve as Chairperson of the Board effective as of the 2017 Annual Shareholder Meeting. He also serves as member of the Audit Committee, the Strategic Alliance Committee, the Compensation Committee and the Governance and Nominating Committee. Mr. Bilodeau was chief executive officer of Standard Microsystems Corporation (SMSC) from 1999–2008 where he also served as chairman from 2000-2012. Mr. Bilodeau currently serves as a director of Cohu, Inc., and is a member of the audit, compensation, and governance & nominating committees as well as serves as the chair of the compensation committee. He has also previously served as a director of NuHorizons Electronic Corp., Conexant Systems Inc., and Gennum Corporation.

Individual experience: Mr. Bilodeau’s extensive experience including more than thirty years of general management and operations experience, as well as extensive experience serving on public company boards make him a valuable resource and sounding board as we continue to pursue new avenues for growth in international markets and further qualifies him to serve as a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2019 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Burkhard Goeschel, 71 (Class II)
Dr. Goeschel was appointed a Class II director in February 2007. He serves as Chairperson of the Strategic Alliance Committee and is also a member of the Governance and Nominating Committee. Since January 2013, he has been senior advisor with Roland Berger Strategy Consultants, a leading global strategy consultancy. From 2007 through 2012, he was chief technology officer of MAGNA International, a leading global supplier of technologically advanced automotive systems, components and complete modules. From 2000 until his retirement in 2006, he was a member of the six-person management board of BMW Group, with overall responsibility for research, development and purchasing. Before beginning his career with BMW in 1978, he spent two years as a group leader for engine product development with Daimler Benz. He is an honorary professor of the Technical University in Graz, Austria, holds an honorary doctorate from the Technical University of Munich and is senator and a member of the university’s management board and a trustee of its Institute for Advanced Studies. Further, he is honorary president of the German Research Association for Internal Combustion Engines, is a member of the Council for Technical Sciences of the Union of German Academies of Sciences and Humanities and was general chairperson of the Society of Automotive Engineers 2006 World Congress. In January 2013, Dr. Goeschel was honored by the State of Austria with the Great Golden Cross of the State of Austria.

Individual experience: Dr. Goeschel’s global automotive industry experience, breadth of knowledge concerning the international marketplace, and prior experience at BMW Group and MAGNA International, in addition to a strong technical background and his deep view into the strategic developments of the automotive industry from his experience as a senior advisor with Roland Berger Strategy Consultants, make him further qualified to serve as a director.

Jörg Buchheim, 49 (Class II)
Mr. Jörg Buchheim was appointed as a Class II director in July 2016 and serves on the Strategic Alliance Committee. Mr. Buchheim has been the president and CEO of INALFA Roof Systems B.V., a top 3 global supplier of vehicle roof systems located in Europe, since July 2016 and previously served as senior vice president and chief sales officer of Maxwell from March 2016 to June 2016. From 2002 through 2015 he worked at HELLA KGaA Hueck & Co. in a series of senior sales and management positions, including as president and chief executive officer of HELLA China and a member of the HELLA Group Management Board based out of Shanghai. He previously served as HELLA’s global key account manager for Indian OEMs and Hyundai/Kia as well as vice president sales and marketing for Shanghai, China. Prior to joining HELLA, Buchheim worked in European key account sales for Mitsubishi Electric and in project management for Spoerle / Arrow. Mr. Buchheim studied electrical engineering at the University of Applied Sciences in Düsseldorf and graduated with a diploma thesis focused on hybrid vehicles which he completed at the BMW Group Research and Innovation Center.

Individual experience: Dr. Buchheim’s extensive experience as a senior executive of numerous companies, including his current position as chief executive officer of an automotive systems company, global automotive industry experience and breadth of knowledge concerning the international marketplace, including his extensive business experience and know-how to establish and grow business in the Chinese market, combined with his extensive network in China, make him further qualified to serve as a director.

Ilya Golubovich, 31 (Class II)
Mr. Golubovich was appointed as a Class II director in May 2017. Mr. Golubovich is the founding partner of I2BF Global Ventures, a New York based venture capital group focused on early stage technology investments with $400 million under management. I2BF’s portfolio includes over 30 companies working in cleantech, biotechnology, materials science, IT and space technology sectors. He is a member of the board of directors of Nesscap Energy, Inc.; Dauria Aerospace, Russia’s first private space company; Solix Biosystems, a Colorado-based biotechnology corporation focused on micro-algae research and cultivation; and Primus Power, a Silicon Valley based developer and producer of advanced flow batteries. Mr. Golubovich is also a member of the Venture Advisory Council and Mentorship Board of the Skolkovo Foundation as well as the Advisory Council of the Physics and Astronomy Department of Johns Hopkins University. He formerly worked at the Energy Department of the London office of Louis Dreyfus in commodity trading and as a project manager at the Siberian Internet Company (Sibintek). He holds an industrial engineering degree from Stanford University.

Individual experience: Mr. Golubovich’s broad and varied experience in advising and overseeing companies in the technology sectors, including, notably, his experience with a former ultracapacitor company, along with his expansive geographical exposure to these industries and opportunities make him further qualified to serve as a director.

DIRECTORS NOT NOMINATED FOR REELECTION AT THE ANNUAL MEETING

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 80 (Class III)
Mr. Guyett was appointed a Class III director in January 2000, and served as Chairperson of the Board from May 2010 to May 2011, and also from May 2003 until May 2007. He serves as the Chairperson of the Audit Committee. Since 1995, he has been president and chief executive officer of Crescent Management Enterprises LLC, a consulting firm that provides financial management and investment advisory services. From 1990 to 2013, he was a director and chairperson of the audit committee of Newport Corp., a public company which is a supplier of products and systems to the semiconductor, communications, electronics, research and life science markets. Until December 21, 2014, Mr. Guyett served as a director and the treasurer of the Christopher and Dana Reeve Foundation and currently serves on the board of a privately-held company. From 1991 to 1995, he was a director and chief financial officer of Engelhard Corp and from 1987 to 1991, he was a director and chief financial officer of Fluor Corporation.

Individual experience: Mr. Guyett, with his experience in various senior leadership positions, including chief financial officer, as well as his extensive familiarity in international operations and his demonstrated leadership on the boards of several other companies provides the Company with broad insight into financial and operational matters.

Yon Yoon Jorden, 62 (Class III)
Ms. Jorden was appointed a director in Class III in May 2008. She serves as the Chairperson of the Compensation Committee and is also a member of the Audit Committee and the Governance and Nominating Committee, the latter of which she has previously served on as chairperson. During a business career spanning more than 25 years, she has served as chief financial officer of four publicly traded companies, most recently as executive vice president and chief financial officer of AdvancePCS, a $16 billion Nasdaq-listed provider of pharmacy benefits management to more than 75 million health plan participants, from 2002 to 2004. Previously she was chief financial officer of Informix, a Nasdaq-listed technology company, Oxford Health Plans, a Nasdaq-listed provider of managed health care services, and WellPoint, Inc., a NYSE-listed managed care company. Earlier in her career she was a senior auditor with Arthur Andersen & Co., where she became a certified public accountant. She also currently serves as a director of Methodist Health System, a Texas-based hospital system, and Capstone Turbine Corporation, a clean technology manufacturer of microturbine energy systems. She has also served as a director and chairperson of the audit committee of Magnatek, Inc., a Nasdaq-listed manufacturer of digital power control systems, U.S. Oncology, a leading oncology services company, and BioScrip, a Nasdaq-listed national provider of infusion and home care management solutions, where she also served as a member of the compensation committee.

Individual experience: Ms. Jorden’s extensive experience as both a chief financial officer as well as a board member, including multiple audit committee chairmanship positions, of public companies in various industries provides her with a tremendous depth of knowledge into financial, operational and Board oversight matters and the financial expertise required for our Audit Committee. Ms. Jorden is a board leadership fellow of the National Association of Corporate Directors, demonstrating her commitment and leadership as a board member.

DIRECTORS RESIGNING IMMEDIATELY FOLLOWING THE ANNUAL MEETING

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Roger Howsmon, 72 (Class I)
Mr. Howsmon was appointed a Class I director in May 2008. He serves as Chairperson of the Governance and Nominating Committee and is also a member of the Compensation Committee. Since April 2013, Mr. Howsmon has been the chief operating officer of Wheatridge Manufacturing, a company specializing in the engineering, design and manufacturing of cabover trucks. From 2010 to 2013, Mr. Howsmon was the senior advisor to the president and chief executive officer of Blue Bird Corporation, one of the world’s leading bus manufacturers, which is privately held by Cerberus Capital Management. From 2007 to 2010, he served as the senior vice president and chief marketing officer of Blue Bird Corporation. Prior to this, Mr. Howsmon, as executive vice president, led the manufactured housing group of Fleetwood Enterprises, and before that, was chairperson and chief executive officer of Global Promo Group, an international marketer of promotional products. Earlier in his career, he held a series of senior management positions in the diesel engine industry, as vice president for North American distribution for Cummins Engine Company and president of Perkins Engines, and then five years as general manager of Peterbilt Motors, a leading manufacturer of medium and heavy duty trucks. He formerly served as a director of Aura Systems, Inc., a manufacturer of mobile power solutions and he currently serves on the boards of two privately held companies. Mr. Howsmon has tendered his resignation from the Board effective as of immediately following the Annual Meeting.

Individual experience: Mr. Howsmon’s extensive experience as a senior executive of numerous companies and his broad-based international and domestic background in the areas of sales, marketing, manufacturing and distribution make him further qualified to serve as a director.

David Schlotterbeck, 70 (Class II)
Mr. Schlotterbeck was appointed as a Class II director in May 2013 and was elected Chairperson of the Board in June 2016. He also serves on the Audit Committee, the Strategic Alliance Committee, the Compensation Committee and the Governance and Nominating Committee. Mr. Schlotterbeck served as chief executive officer and chairman of the board of Aperio Technologies, Inc., a provider of digital pathology solutions, beginning in 2011 until its sale to Danaher Corporation in March of 2013. Mr. Schlotterbeck served as chief executive officer and chairman of the board of Carefusion, a global medical technology company that was spun-off from Cardinal Health, a diversified health service company, from 2009 until his retirement in 2011. Prior to the spinoff, beginning in 2008, he served as vice chairman of Cardinal Health, and, beginning in 2006, he served as chief executive officer of Cardinal Health’s Clinical and Medical Products business. He was previously president and chief executive officer of Alaris Medical Systems and Vitalcom, Inc., and he was previously president and chief operating officer of Pacific Scientific Company and Nellcor, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a bachelor’s of science degree in electrical engineering. He also holds a master’s of science degree in electrical engineering from Purdue University. Mr. Schlotterbeck currently serves on the board of Velano Vascular, a company developing and selling needle free blood draw devices, and Holonis, an online marketing platform provider, as well as the American Heart Association. He also served as a member of the board of directors of Virtual Radiologic Corporation beginning in 2008 until its sale in 2010. Until 2016, he served as a director of the board and chairman of the compensation and CEO search committees of Juniper Networks, a leading technology company selling products and services for high-performance networks. Mr. Schlotterbeck has tendered his resignation from the Board effective as of immediately following the Annual Meeting.

Individual experience: Mr. Schlotterbeck’s experience as a chief executive officer, including both his experience with strategic business collaborations as well as complex human resources and compensation-related matters, and as a board member of several public companies provides a history of experience in management and corporate governance leadership, and makes him further qualified to serve as a director.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm (or “independent auditors”) to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017. The submission of this matter for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO USA, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy.
The Board recommends that stockholders vote FOR the ratification of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2017.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents fees for professional services rendered by BDO USA, LLP and the member firms of BDO, (collectively, BDO), for 2016 and 2015 (in thousands):

	2016	2015
Audit fees	$756	$848
Audit-related fees	10	9
Tax fees	—	—
All other fees	—	—
Total	$766	$857
Audit Fees. Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings.
Audit-Related Fees. Audit-related fees are fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for the audit of employee benefit plans.
Tax Fees. We did not engage BDO for professional services in connection with tax advice or tax planning during the fiscal years ended December 31, 2016 and 2015.
All Other Fees. We did not engage BDO for any other professional services for the fiscal years ended December 31, 2016 and 2015.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2016, all services rendered by BDO were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE (1)
The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Bilodeau, Guyett and Schlotterbeck and Ms. Jorden. The Audit Committee recommends to the Board the selection of the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, BDO USA, LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.
In this context, the Audit Committee has met and held discussions with management and BDO USA, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements and the effectiveness of internal control over financial reporting with management and BDO USA, LLP. The Audit Committee reviewed and discussed with BDO USA, LLP our audited financial statements. We discussed with BDO USA, LLP the overall scope and plans of their audits. We met with BDO USA, LLP, with and without management present, to discuss results of its examinations, and the overall quality of the company’s financial reporting.
We have reviewed and discussed with BDO USA, LLP matters required to be discussed pursuant to the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards “Communications with Audit Committees.” We have received from BDO USA, LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence. We have discussed with BDO USA, LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with BDO USA, LLP’s independence.
Based on the Audit Committee’s discussions with management and BDO USA, LLP as well as the Audit Committee’s review of the representations of management and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements for the year ended December 31, 2016 in the Company’s Annual Report on Form 10-K, filed with the SEC on March 1, 2017.
Submitted by the following members of the Audit Committee:
Robert Guyett (Chairperson)
Steven Bilodeau
Yon Yoon Jorden
David Schlotterbeck

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board is currently composed of eleven members, all of whom, with the exception of Dr. Fink, were determined by the Board to be independent within the meaning of the Nasdaq Global Market (“Nasdaq”) listing standards. The Board size is currently fixed at eleven members, and effective as of the 2017 Annual Meeting, since Mr. Guyett and Ms. Jorden have chosen not to stand for re-election and Mr. Howsmon and Mr. Schlotterbeck have each tendered their resignations effective as of immediately following the 2017 Annual Meeting, the Board size will be set at seven members. During the fiscal year ended December 31, 2016, the Board held 12 meetings and each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member. The Company also encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All active members of the Board at the time of the Company’s 2016 Annual Meeting of Stockholders were in attendance.
Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123. All such stockholder communications will be forwarded to the Board, specific member of the Board or committee to whom the communications are addressed.
The Board also has established an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Strategic Alliance Committee. The following table sets forth the non-employee members of our Board and the committees of which each director is a member since June 15, 2016.

Non-Employee Directors:				Strategic Alliance
Name of Director	Audit(1)	Compensation(1)	Governance(1)
Richard Bergman		X		X
Steven Bilodeau	X	X	X	X
Jörg Buchheim				X
Burkhard Goeschel, Ph.D.			X	X*
Robert Guyett	X*
Roger Howsmon		X	X*
Yon Yoon Jorden	X	X*	X
David Schlotterbeck	X	X	X	X
X = Committee member; * = Chairperson
Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews. The Audit Committee held eight meetings during the fiscal year ended December 31, 2016.
All members of the Company’s Audit Committee are independent (as independence is defined in Nasdaq listing standards). All members have been designated by the Board as the Audit Committee’s financial experts. The Audit Committee has adopted a written Audit Committee Charter available at the Company’s website at investors.maxwell.com. Our website address is included throughout this proxy statement for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Compensation Committee
The Compensation Committee approves salaries and incentive compensation of the Company’s executive officers and other employees and recommends the approval of compensation of directors, oversees the administration of the Company’s equity compensation plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee held nine meetings during the fiscal year ended December 31, 2016. All members of the Company’s Compensation Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Compensation Committee has adopted a written Compensation Committee Charter available at the Company’s website at investors.maxwell.com.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee of Maxwell.
Governance and Nominating Committee
The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, monitors the function of the Board and its committees regarding overall effectiveness, composition and structure, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends corporate governance guidelines and policies for adoption by the Board. The Governance and Nominating Committee held six meetings during the fiscal year ended December 31, 2016.
The members of the Governance and Nominating Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter which is available on the Company’s website at investors.maxwell.com.
The Governance and Nominating Committee coordinates and oversees annual self-assessments of the performance and procedures of the Board and each committee of the Board. The annual self-assessments solicit feedback from the directors and committee members in the areas of overall effectiveness, composition and structure, culture, focus, information and resources, and processes. The Board and each committee review and discuss the outcome of its own self-assessment during an evaluation session and improvements are implemented where considered appropriate. In addition, the Board engages an outside party periodically, approximately every three years, to perform an independent assessment of the performance and procedures of the Board and the Board’s committees.
When considering a potential candidate for membership on the Company’s Board, the Governance and Nominating Committee considers relevant business and other experience and demonstrated character and judgment as described in the Company’s Board Guidelines, which are posted on the Company’s website at investors.maxwell.com. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder, as opposed to a candidate that is recommended for nomination for membership by the Governance and Nominating Committee and Board. Other than pursuant to the terms of the Agreement, dated April 10, 2017, between Viex and the Company, pursuant to which the Board was obligated to appoint and then to nominate a candidate to the Board at the Annual Meeting, the Governance and Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting.
In addition to the considerations described above, the Governance and Nominating Committee considers the composition of the Board in its evaluation of candidates for Board membership as well as existing Board members. The Board believes that factors such as background, experience, independence, character, judgment, skills, diversity, age, race, gender and national origin as it relates to each individual Board member as well as the Board as a whole are important considerations in Board composition. The Governance and Nominating Committee believes that, as a group, the nominees above complement the Board’s composition and bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.
The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at investors.maxwell.com. The procedure provides that a timely notice relating to the nomination must be given in writing to the Secretary of the Company prior to the Annual Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under the section “Stockholder Proposals” in this Proxy Statement. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and include information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. Since our prior annual meeting, there have been no material changes to the procedures by which stockholders may recommend nominees to the Board.

Strategic Alliance Committee
In late 2015, the Board formed a new ad hoc special committee to advise and consult with management of the Company regarding strategic business arrangements. In early 2016, the Board converted this ad hoc committee to a standing committee commissioned formally as the Strategic Alliance Committee to provide advice and oversight of strategic transactions involving a particular portion of the Company’s proprietary technology, provided that the full Board shall be kept fully informed about all material developments related to any strategic transaction and all material decisions relating to any strategic transaction shall be made by the full Board. There currently is no written charter for the Strategic Alliance Committee. The Strategic Alliance Committee met once in 2016.
Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s chief executive officer, chief financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at investors.maxwell.com in English, French, German and Chinese and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions will be disclosed on the Company’s website.
Board Leadership Structure and Role in Risk Oversight
Our Board separates the positions of Chairperson of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly in light of the Board’s oversight responsibilities. We believe that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.
The Board is responsible for oversight of the Company’s risk management process. The entire senior management of the Company is responsible for risk assessment activities including, identifying, prioritizing and managing risks as well as reporting and communicating on such risk management activities to the Board of Directors. A Chairperson that is independent of management adds another layer of insight to the risk assessment process by bringing a broad perspective on the Company’s goals and strategic objectives.
As part of its oversight of our Company’s executive compensation programs, the Compensation Committee considers the impact of the programs, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our Company’s compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk assumption, to determine whether they present a significant risk to our Company.
The Compensation Committee has concluded that, for all employees, our Company’s compensation programs do not encourage excessive risk and are not likely to have a material adverse effect on the Company for the following reasons:

•
The Compensation Committee retains a degree of discretion with respect to our annual short-term incentive bonus program, and uses multiple performance objectives in that program, which minimizes the risk that might be posed by the short-term variable component of our compensation programs;

•
The long-term incentive component of our compensation program, which includes the grant of restricted stock with service and performance-based vesting conditions, provides employees with an incentive to increase the value of our stock while also exposing them to downside risk, thereby encouraging behaviors that support sustainable value creation; and

•
The annual incentive bonus and long-term incentive components of our compensation program are subject to maximum achievement levels, thereby limiting the amount of these compensation components that can be earned by our executive officers. Typically, the maximum that can be earned under the annual incentive bonus program is 150% of targeted bonus compensation, and for long-term incentive awards, the maximum awards that can be earned are 200% of targeted equity compensation.

Compensation of Directors
For the fiscal year ended December 31, 2016, non-employee directors of the Company earned compensation for services provided as a director in the form of cash and equity compensation. For services in 2016, each board member earned an annual cash retainer of $50,000. In addition, the chairperson of the Board and each of the chairpersons of the committees of the Board earned additional annual cash compensation as follows: $45,000 to the Chairperson of the Board; $15,000 to the Chairperson of the Audit Committee, $15,000 to the Chairperson of the Strategic Alliance Committee, $12,000 to the Chairperson of the Compensation Committee; and, $10,000 to the Chairperson of the Governance and Nominating Committee. Further, each member of the committees of the Board, who does not also serve as the chairperson of a committee, earned the following annual cash compensation: $6,000 to each member of the Audit Committee, the Strategic Alliance Committee and the Compensation Committee; and $5,000 to each member of the Governance and Nominating Committee. In June of 2016, several directors changed committees and as a result their compensation was prorated for the period they participated on the committees.
In addition to the cash compensation described above, each Board member receives annual compensation in the form of a restricted stock unit (“RSU”) award. In the first quarter of 2016, each non-employee director received an RSU award under the 2013 Omnibus Equity Incentive Plan covering a number of shares of our common stock determined by dividing $85,000 by the closing price of our common stock on the date of grant, rounded down to the nearest whole share. These awards vest on the first anniversary of the date of grant, or, if sooner, upon a change in control.
In addition to the annual RSU awards described above, directors are eligible to receive additional equity-based awards under our equity compensation plan at the time of their election or appointment, or on a discretionary basis from time to time as determined by the Compensation Committee. In accordance with the 2013 Omnibus Equity Incentive Plan, directors are limited to stock awards covering 30,000 shares in any calendar year, except that a director may receive a stock award covering 60,000 shares in the calendar year in which he or she is initially appointed to the Board. If the amendment to our 2013 Omnibus Equity Incentive Plan, which is the subject of Proposal 3, is approved by stockholders, these numerical limits will be replaced with limits on the grant date fair value of stock awards that may be granted to directors in any calendar year.
The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during fiscal year 2016, other than our chief executive officer who did not receive any compensation for services as a director and Mr. Buchheim, our former Senior Vice President and Chief Sales Officer, who became a non-employee director after his employment terminated. In accordance with SEC rules, the compensation paid to Mr. Buchheim as a non-employee director is included in the 2016 Summary Compensation Table rather than the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(9) ($)		Total ($)
Richard Bergman	60,500	(1)	84,999	(10)	145,499
Steven Bilodeau	43,708	(2)	84,999	(11)	128,707
Burkhard Goeschel, Ph.D.	66,250	(3)	84,999	(12)	151,249
Robert Guyett	67,500	(4)	84,999	(13)	152,499
Roger Howsmon	63,000	(5)	84,999	(14)	147,999
Yon Yoon Jorden	73,000	(6)	84,999	(15)	157,999
Mark Rossi	56,000	(7)	84,999	(16)	140,999
David Schlotterbeck	94,500	(8)	84,999	(17)	179,499
________________

(1)	Mr. Bergman is a member of the Strategic Alliance Committee and the Compensation Committee.

(2)
Mr. Bilodeau joined the Board in May 2016 and became a member of the Audit Committee, Strategic Alliance Committee, Compensation Committee and Governance and Nominating Committee in June 2016. This amount is prorated to reflect his service during 2016.

(3)	Dr. Goeschel is the Chairperson of the Strategic Alliance Committee and a member of the Governance and Nominating Committee.

(4)	Mr. Guyett is the Chairperson of the Audit Committee.

(5)	Mr. Howsmon is the Chairperson of the Governance and Nominating Committee and a member of the Compensation Committee.

(6)	Ms. Jorden is the Chairperson of the Compensation Committee and a member of the Audit Committee and the Governance and Nominating Committee.

(7)
Mr. Rossi ended his term as a member of the Board in June 2016. During 2016 he had served as the Chairperson of the Board and was also a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

(8)	Mr. Schlotterbeck is the Chairperson of the Board and is also a member of the Audit Committee, Strategic Alliance Committee, Compensation Committee and Governance and Nominating Committee.

(9)
The amounts in this column represent the grant date fair value of equity awards granted during the year ended December 31, 2016. The amounts for each director, excluding Mr. Bilodeau, consist of 16,732 restricted stock units granted to each of the directors on February 18, 2016 with a grant date fair value of $84,999 per director. Mr. Bilodeau’s grant consists of 16,569 restricted stock units granted on June 15, 2016 with a grant date fair value of $84,999.

(10)	As of December 31, 2016, Mr. Bergman held 16,732 unvested restricted stock units.

(11)	As of December 31, 2016, Mr. Bilodeau held 16,569 unvested restricted stock units.

(12)	As of December 31, 2016, Dr. Goeschel held 10,000 stock options, all of which were vested and exercisable, and 16,732 unvested restricted stock units.

(13)	As of December 31, 2016, Mr. Guyett held 16,732 unvested restricted stock units.

(14)	As of December 31, 2016, Mr. Howsmon held 16,732 unvested restricted stock units.

(15)	As of December 31, 2016, Ms. Jorden held 16,732 unvested restricted stock units.

(16)	Due to the end of Mr. Rossi’s term as a member of the Board in June 2016, the vesting of the 16,732 restricted stock units granted on February 18, 2016 was accelerated.

(17)	As of December 31, 2016, Mr. Schlotterbeck held 16,732 unvested restricted stock units.
Director Deferred Compensation Program
In 2017, the Board approved a deferred compensation program under which non-employee directors may make irrevocable elections to receive all or a portion of their cash-based non-employee director fees (including, as applicable, any annual retainer fee, committee fee and any other compensation payable with respect to their service as a member of the Board) in stock and to elect to defer receipt of those shares. In the event that a director makes such an election, the Company will grant fully vested restricted stock units in lieu of cash, with an initial value equal to the cash fees, which will be settled either in the year granted or at a future date elected by the respective non-employee director through the issuance of Maxwell common stock. In addition, non-employee directors may elect to defer settlement of the initial and annual RSU awards granted to them in connection with their service as a non-employee director.
In 2017, in response to dialogue with stockholders, we changed the form of annual equity awards granted to our non-employee directors to consist of a mix of RSUs and stock options. As a result, for 2017 each director was granted a value of $85,000 in RSUs and 5,000 stock options, which will vest in full approximately one year from the date of grant or, if sooner, upon a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of common stock; (ii) each director of the Company; (iii) each of the named executive officers, which includes our Chief Executive Officer, our Chief Financial Officer, our former Senior Vice President and Chief Sales Officer and our former Vice President, Strategy, Marketing and Business Development; and (iv) all current directors and executive officers of the Company as a group. Information for the officers and directors is as of May 17, 2017. The address for each individual is 3888 Calle Fortunada, San Diego, California 92123.

	Beneficial Ownership
Name and Address of 5% or Greater Beneficial Ownership	Number of Shares (1)		Percentage of Total (2)
Nesscap Energy, Inc.	3,070,703	(3)	8.33%
40 King Street West, Suite 5800, Toronto, Ontario M5H 3S1, Canada
BlackRock Inc.	2,062,052	(4)	5.59%
55 East 52nd Street, New York, NY 10055
Neuberger Berman Group LLC	1,954,239	(5)	5.30%
605 Third Avenue, New York, NY 10158
	Beneficial Ownership
Beneficial Ownership of Directors and Officers	Number of Shares (1)		Percentage of Total (2)
Franz Fink	315,014	(6)	*
David Lyle	51,490	(7)	*
Chris Humphrey	6,284	(8)	*
Rick Bergman	27,995	(9)	*
Steven Bilodeau	16,569	(10)	*
Jörg Buchheim	15,653	(11)	*
Burkhard Goeschel, Ph.D.	121,843	(12)	*
Ilya Golubovich	374,050	(13)	1.01%
Robert Guyett	135,510	(14)	*
Roger Howsmon	85,843	(15)	*
Yon Yoon Jorden	87,843	(16)	*
John Mutch	—		—
David L. Schlotterbeck	75,830	(17)	*
All current directors and executive officers as a group (12 persons)	1,307,640	(18)	3.54%
_______________

*	Less than one percent.

(1)
Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days and restricted stock units settling within 60 days of May 17, 2017 are deemed outstanding for computing the percentage of the person holding such options or awards but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 36,883,436 shares of common stock outstanding on May 17, 2017.

(3)	Information regarding this beneficial owner has been obtained solely from information provided by Nesscap Energy, Inc.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G filed with the SEC by BlackRock Inc. on January 30, 2017.

(5)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Neuberger Berman Group LLC on February 14, 2017.

(6)	Consists of (a) 265,930 shares of common stock held directly; and (b) options to purchase 49,084 shares of common stock.

(7)	Consists of (a) 34,716 shares of common stock held directly; and (b) options to purchase 16,774 shares of common stock.

(8)	Consists of (a) 6,284 shares of common stock held directly. This beneficial ownership information is based on the last Form 4 that the Company filed on behalf of Mr. Humphrey.

(9)	Consists of 27,995 shares of common stock held directly.

(10)	Consists of 16,569 shares of common stock held directly.

(11)	Consists of 15,653 shares of common stock held directly.

(12)	Consists of (a) 111,843 shares of common stock held directly and (b) options to purchase 10,000 shares of common stock.

(13)
Consists of 374,050 shares of common stock held directly by I2BF Energy Limited, a wholly-owned subsidiary of I2BF Venture Partners, Ltd. of which Mr. Golubovich is a director and exercises investment and dispositive control. Arbat Capital Group Limited (“Arbat”) holds 626,785 shares of common stock. Mr. Golubovich is also a director of Arbat and a beneficiary of Global Vision Investments Foundation, which owns approximately 90% of the ownership interest in Arbat. Mr. Golubovich disclaims beneficial ownership of the common stock held by Arbat except to the extent of his pecuniary interest therein and such shares are excluded from the calculation of shares held by Mr. Golubovich in the table above.

(14)	Consists of 135,510 shares of common stock held in the Guyett Family Trust.

(15)	Consists of (a) 82,843 shares of common stock held directly and (b) 3,000 shares of common stock held by an IRA.

(16)	Consists of 87,843 shares of common stock held by a revocable family trust.

(17)	Consists of 75,830 shares of common stock held directly.

(18)	Includes options to purchase 75,858 shares of common stock which are currently exercisable or are exercisable within 60 days of May 17, 2017.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and the written representations of our executive officers, directors and greater than ten percent (10%) stockholders, we have determined that no person was delinquent with respect to reporting obligations as set forth in Section 16(a) of the Exchange Act, except one Form 4 filed late on behalf of Mr. Bergman in March 2016 with respect to one transaction.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE 2013 OMNIBUS EQUITY INCENTIVE PLAN
In 2013, the Board adopted and the stockholders approved the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2013 Plan, under which employees and directors may receive grants of stock options, restricted stock awards, restricted stock units, or RSUs, and performance cash awards. The 2013 Plan serves as the successor to our 2005 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan. We are asking stockholders to approve an amendment to our 2013 Plan to increase the total number of shares that may be issued under the 2013 Plan by 1,500,000 shares and to increase the annual participant limits described below in “Eligibility”. Approval of this Proposal 3 is also intended to constitute shareholder re-approval of the material terms of the 2013 Plan performance goals and other material terms for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and will enable the grant of certain equity awards to our Chief Executive Officer as described below in “New Plan Benefits”.
The history of the 2013 Plan is as follows:

•	The 2013 Plan initially authorized the issuance of up to an aggregate of 3,207,298 shares of common stock of the Company.

•	On May 22, 2015, stockholders approved an amendment to increase the total number of shares that can be issued under the plan by 1,500,000 from 3,207,298 shares to 4,707,298 shares.

•	On June 15, 2016, stockholders approved an amendment to increase the total number of shares that can be issued under the plan by 2,400,000 from 4,707,298 shares to 7,107,298 shares.

•
On May 11, 2017, the Board amended the 2013 Plan, subject to stockholder approval, to increase the total number of shares that can be issued under the plan by 1,500,000 from 7,107,298 shares to 8,607,298 shares and to increase the annual participant limits in Section 3.5 of the 2013 Plan as described below in “Eligibility”. As part of these amendments, the Board also amended the 2013 Plan to prohibit payment of dividends on unvested awards.

•
On March 2, 2017, our Compensation Committee approved the grant of 276,000 market stock units (“MSUs”) to our Chief Executive Officer. Due to the current annual limitation on the number of RSUs that may be granted to any participant in a calendar year, 118,000 of these MSUs are subject to stockholder approval of this Proposal 3.

As of May 22, 2017, under both our 2005 and 2013 Plans:

•	There were 2,738,079 shares of common stock issued upon exercise of stock options, settlement of restricted stock units, or that have vested under restricted stock awards and become non-forfeitable.

•	There were 364,171 shares subject to issuance upon exercise of outstanding options at a weighted average share price of $8.38 per share and a weighted average remaining life of 6.1 years.

•	There were 30,788 shares subject to unvested restricted stock awards and 2,870,094 shares subject to outstanding restricted stock unit awards.

•	There were approximately 2,281,086 shares of common stock available for future issuance under the 2013 Plan.
During the last fiscal year, we granted an aggregate of 568,069(1) shares of common stock subject to restricted stock unit awards under the 2013 Plan to executive officers and directors. Restricted stock units were granted to executive officers and directors with grant date fair values ranging from $5.08 to $8.44 per share. Also during the last fiscal year, we granted to all our employees (excluding executive officers) as a group 1,024,935(2) shares subject to restricted stock unit awards. Restricted stock units were granted to employees who are not executive officers with grant date fair values ranging from $4.61 to $6.49 per share.

(1)
Of the 568,069 restricted stock unit awards granted to our executive officers and directors, 223,808 were granted with vesting based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 200% of the target number of MSUs granted. The number of award shares disclosed is based upon the maximum achievement of 200% of target.

(2)
Of the 1,024,935 restricted stock unit awards granted to employees who were not executive officers, 329,538 were granted with vesting based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 200% of the target number of MSUs granted. The number of award shares disclosed is based upon the maximum achievement of 200% of target.

The following table presents information regarding our burn rate for the past three fiscal years based on awards granted under the 2013 Plan, the 2005 Plan, and outside a stockholder-approved plan as an inducement for certain individuals to commence employment with the Company. For this purpose, the “burn rate” means the total number of shares of our common stock issuable upon exercise or vesting of the equity-based awards granted by the Company in that year divided by the weighted average number of shares of common stock issued and outstanding during that year. In calculating the burn rate, shares subject to performance-based awards are included in this calculation only as to those shares that vest and are issued based on performance and are included for the year in which the vesting occurs (as opposed to counting the shares subject to the performance awards at the time of grant). As shown in the table, our average burn rate calculated for the three-year period was 2.5%.

	Years Ended December 31,
	2016	2015	2014
Total options granted	—	321,844	—
Time-based RSAs granted	—	—	255,600
Time based RSUs granted	993,434	614,167	138,891
Performance RSAs and RSUs earned and released	15,254	—	—
Total dilution	1,008,688	936,011	394,491
Weighted average basic common shares outstanding	31,869,858	30,715,580	29,216,391

Dilution*	3.2%	3.0%	1.4%
3-Year Average Dilution	2.5%
* Calculated as follows:
Total options granted + Time based RSAs & RSUs granted + Performance RSAs & RSUs earned and released
Weighted average basic common shares outstanding
We believe that our ability to award incentive compensation based on equity in the Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to the Company generate much of the growth and success of our business. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. Awards under our equity compensation plans generally vest over a period of service with us or upon accomplishment of performance objectives, giving the recipient an additional incentive to provide services over a number of years and build on past performance.
Vote Required for Approval and Recommendation of the Board
Approval of the aforementioned amendment to the 2013 Plan by the stockholders of the Company will require the affirmative vote of a majority of the votes cast on the matter, either in person or by proxy. Under Delaware law and the Bylaws, abstentions and broker non-votes are not counted as votes cast, and therefore have no effect on the approval of the amended 2013 Plan.
Should such stockholder approval not be obtained, the aforementioned amendment to the 2013 Plan will not be implemented and our Chief Executive Officer will not receive the portion of his 2017 MSU award that is subject to stockholder approval of this Proposal 3. The 2013 Plan will, however, continue in remain in effect, and stock awards will continue to be granted under the 2013 Plan to all eligible participants, until all the shares available for issuance under the 2013 Plan have been issued, or until the plan terminates on its currently scheduled expiration date in December 2023.
The Board recommends that stockholders vote FOR the approval of the amendment to the Company’s 2013 Plan.
Terms and Conditions of the Amended 2013 Plan
The following is a summary of the principal features of the amended 2013 Plan, which is attached hereto as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2013 Plan. To the extent there is a conflict between this summary and the actual terms of the amended 2013 Plan, the actual terms of the amended 2013 Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123, or may access the document from the SEC’s website at www.sec.gov.

Administration
The Compensation Committee of our Board of Directors administers the 2013 Plan. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the 2013 Plan, including the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The term plan administrator, as used in this summary, means the Board of Directors, the Compensation Committee, or a secondary committee, to the extent that each such entity is acting within the scope of its administrative jurisdiction.
Except in connection with certain changes in our capital structure, as described in the “Changes in Capitalization” section that appears later in this Proposal, the plan administrator does not have the discretion to take any of the following actions without stockholder approval:

•	Reprice any outstanding stock awards under the 2005 Plan or 2013 Plan;

•	Cancel and re-grant outstanding stock awards under the 2005 Plan or 2013 Plan; or

•
Amend the terms of outstanding stock awards under the 2005 Plan or 2013 Plan to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other stock awards, or options with an exercise price that is less than the exercise price of the original options.

When the Board approved the amendment to the 2013 Plan increasing the share reserve that is the subject of this proposal, the Board also amended the plan to prohibit dividend payments on unvested awards so that any dividends or dividend equivalents on unvested awards will be subject to the same vesting conditions as the awards to which they relate. In addition, the plan administrator may not modify outstanding awards without the consent of any adversely affected participant.
Share Reserve
As of May 22, 2017, the maximum number of shares of common stock reserved for issuance under the 2013 Plan is limited to 7,046,139. This share reserve consists of (a) 1,500,000 shares newly reserved in connection with this proposal, (b) the number of shares reserved under the 2013 Plan that are not issued or subject to outstanding awards (up to 2,281,086 shares), and (c) the number of shares subject to outstanding awards under all of our equity compensation plans that may subsequently expire, lapse unexercised, or otherwise be forfeited (up to 3,265,053 shares).
Should an option or RSU be forfeited or expire for any reason before being exercised or settled in full, the shares subject to such stock awards will be available for subsequent awards under the 2013 Plan. If restricted stock or shares issued upon the exercise of an option are forfeited for any reason prior to the shares having become vested, the shares subject to the forfeiture will be available for subsequent awards under the 2013 Plan. Finally, to the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance under the 2013 Plan.
If the exercise price of an option is satisfied by tendering shares of common stock held by the participant, the number of shares so tendered will not remain available for subsequent issuance under the 2013 Plan. Finally, shares withheld in satisfaction of applicable withholding taxes will not again become available for issuance under the 2013 Plan.
The shares issuable under the 2013 Plan may be made available from authorized but unissued shares of common stock or from shares of common stock reacquired by the Company.
Types of Awards
The 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	restricted share awards of our common stock, sometimes referred to simply as restricted stock;

•	restricted stock units; and

•	performance cash awards.
Eligibility
Employees (including officers), directors who are not employees, and consultants who render services to the Company or its affiliates are eligible to receive awards under the 2013 Plan. The actual selection of the participants in the 2013 Plan is generally determined by the Compensation Committee.

The 2013 Plan includes limits on the amount of awards that may be granted to any one participant in any calendar year. As part of this proposal 3, shareholders are being asked to approve increases in these limits as follows:

•
No participant in the 2013 Plan may be granted options during any calendar year covering more than 500,000 shares (an increase from 250,000 shares), except that a new employee may be granted options covering 700,000 shares in his or her initial year of employment (an increase from 500,000 shares).

•	No participant may be granted restricted stock and RSUs during any calendar year covering more than 500,000 shares (an increase from 250,000 shares).

•
The grant date fair value of stock awards granted to any non-employee director may not exceed $300,000 per calendar year, except that a new non-employee director may be granted stock awards with a grant date fair value not in excess of $400,000 in the year in which he or she is initially appointed to the board of directors. (This is a change from 30,000 shares per calendar year or 60,000 shares in the calendar year a non-employee director is initially appointed to the board of directors.) Stock awards granted in lieu of a non-employee directors’ cash compensation do not count towards this limitation nor do any awards granted to a non-employee director while he or she was an employee or consultant (if applicable).

•	No participant may be paid more than $2,500,000 in cash during any calendar year pursuant to performance cash awards (no increase).
These share limitations protect our ability to grant stock options that, upon exercise, are not subject to the $1 million deduction limitation imposed by Section 162(m) of the Internal Revenue Code. In addition, shares of restricted stock and RSUs may qualify as performance-based compensation that is not subject to the Section 162(m) deduction limitation, if (among other things) the issuance of those shares is approved by the Compensation Committee and the vesting is tied to the attainment of performance goals based on one or more of the performance criteria described below. Stockholder approval of this Proposal 3 constitutes an approval of the foregoing share limitations, as well as the material terms of the 2013 Plan, for purposes of Section 162(m) of the Code.
As of May 22, 2017, approximately 474 persons (including two executive officers and ten non-employee directors) were eligible to participate in the 2013 Plan.
Determination of Exercise Price
For purposes of establishing an option exercise price under the 2013 Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as such price is reported on the Nasdaq Global Market. If the applicable date is not a trading day, the fair market value will be the closing price on the last trading day prior to the applicable date. On May 22, 2017, the fair market value of the common stock determined on such basis was $5.53 per share.
Stock Options
Stock options granted under the 2013 Plan are subject to the terms and conditions of option agreements approved by the plan administrator. Options become vested and exercisable at the time or times, and upon such conditions, as determined by the plan administrator. Options granted under the 2013 Plan may provide for accelerated vesting and/or exercisability in the event of the optionee’s death, disability, or a change in control transaction. The exercise price of options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date.
Both incentive stock options and nonstatutory stock options are available for grant under the 2013 Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Code. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment.
The exercise price of options may be paid in cash or cash equivalents, or with the plan administrator’s consent:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of the option shares through a broker designated by us;

•	through a net exercise procedure;

•	with a full-recourse promissory note, to the extent permitted by applicable laws; or

•	by any other forms of legal consideration consistent with applicable laws, regulations, and rules.
Options generally expire 10 years after they are granted, except that they may expire earlier if the optionee’s service terminates earlier.

Restricted Stock
Restricted stock awards are granted pursuant to restricted stock agreements adopted by the Compensation Committee which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash or cash equivalents, (b) property, (c) cancellation of other equity awards, (d) past or future services rendered to us or our affiliates, (e) a promissory note, to the extent permitted by applicable laws, or (f) any other form of legal consideration approved by the Compensation Committee. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.
Restricted Stock Units
RSU awards represent the right to receive the value of shares of our common stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the plan administrator and are granted for no cash consideration. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the participant. Vesting of RSUs may be tied to length of service, attainment of performance goals, or a combination of both, as determined by the plan administrator. Accelerated vesting may occur in the event of the participant’s death, disability, or a change in control transaction. At the plan administrator’s discretion, dividend equivalents may be credited in respect of shares covered by a RSU award.
Performance Cash Awards
The Compensation Committee may grant awards of cash to participants, which awards are subject to the achievement of performance goals to be determined by the Compensation Committee. The Compensation Committee also reserves the right to grant cash awards outside of the 2013 Plan.
Performance-Based Compensation
The 2013 Plan is designed to allow the Compensation Committee to issue restricted stock, RSUs, and performance cash awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if certain conditions are met. This qualification protects our ability to fully deduct compensation in excess of $1 million paid to certain of our executive officers. Accordingly, the Compensation Committee may structure restricted stock, RSUs, and performance cash awards so that they are only granted or vest upon the attainment of certain pre-established objective performance goals.
The performance criteria that may be used by the Compensation Committee for awards of restricted stock, RSUs, or performance cash awards intended to qualify as “performance-based compensation” under Section 162(m) consist of:

●	Revenue	●	Cash flow per Share
●	Gross profit	●	Return on equity
●	Operating expenses	●	Return on assets
●	Earnings before interest, taxes, depreciation and amortization (EBITDA);	●	Return on capital
●	Operating income	●	Growth in assets
●	Income from operations;	●	Economic value added
●	Income before income taxes and minority interests	●	Share price performance
●	Net income	●	Total stockholder return
●	Net income per diluted Share	●	Improvement or attainment of expense levels
●	A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	●	Market share or market penetration
●	Cash flow	●	Business expansion, and/or acquisitions or divestitures
To the extent a performance award is not intended to comply with Section 162(m) of the Code, the Compensation Committee may select other measures of performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or one or more relevant indices.

The plan administrator may adjust the results under any performance criterion to exclude any of the following events: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or non-recurring items; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
Changes in Capitalization
In the event that there is a specified type of change in our capital structure without Maxwell’s receipt of consideration, such as a stock split, appropriate adjustments will be made to (a) the maximum number and kind of shares reserved for issuance under the 2013 Plan, (b) the maximum number and kind of shares subject to 2013 Plan stock awards that can be granted to a participant in a calendar year, and (c) the number and kind of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards granted under the 2013 Plan. In the event of an extraordinary dividend, a recapitalization, a spin-off or similar occurrence, the plan administrator may make one or more of the foregoing adjustments at it deems appropriate.
Corporate Transactions
In the event that the Company is a party to a merger, consolidation, or a change in control transaction, all outstanding stock awards under the 2013 Plan will be governed by the terms of the definitive transaction agreement or in a manner determined by the plan administrator. Such treatment may include any of the following actions with respect to each outstanding stock award:

•	the continuation, assumption, or substitution of a stock award by a surviving corporation or its parent company;

•	the cancellation of options, provided that participants be given an opportunity to exercise their awards prior to the closing of the transaction;

•	the acceleration of the vesting of a stock award followed by its termination prior to the closing of the transaction;

•
the cancellation of options in exchange for a payment equal to the excess, if any, of (a) the value of the property the participant would have received upon exercise of the vested portion of the stock option over (b) the exercise price otherwise payable in connection with the stock option; or

•	the cancellation of stock units in exchange for a payment equal to the value that the holder of each share of common stock receives in the transaction.
For this purpose, a change in control transaction includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;

•	the sale or disposition of all or substantially all of our assets; or

•	any merger or consolidation of the company where our voting securities represent 50% or less of the total voting power of the surviving entity or its parent.
The plan administrator is not obligated to treat all stock awards, or portions thereof, in the same manner.
Amendment and Termination
The 2013 Plan will terminate upon the earliest of (a) the date determined by the Board, (b) the date on which all shares available for issuance thereunder have been issued, or (c) ten years from the date of its adoption on December 11, 2023.
The Board may at any time alter, suspend or terminate the 2013 Plan. However, the Board may not, without stockholder approval, amend the 2013 Plan to:

•	materially increase the number of shares issuable thereunder;

•	materially expand the class of individuals eligible to receive stock awards;

•	materially increase the benefits accruing to participants or materially reduce the price at which common stock may be issued or sold;

•	materially extend its term;

•	expand the types of awards available for issuance; or

•	permit any transactions currently prohibited under the 2013 Plan to reprice outstanding stock awards.

Federal Income Tax Consequences of Awards Granted under the 2013 Plan
The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2013 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2013 Plan.
Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income in the year of exercise.
If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option not described in Sections 422 or 423 of the Code (NSO). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.
RSUs. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.
Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option was granted. RSUs are generally exempt from Section 409A if they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.
Tax Treatment of the Company. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2013 Plan. As described herein, Section 162(m) of the Code may limit the deductibility of awards granted under the 2013 Plan.

Section 162(m) Considerations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and up to three other highest compensated executive officers (other than the chief financial officer), for other than performance based compensation. Stock options are considered performance based compensation and will be exempt from this limitation if, among other requirements, (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options granted to any one individual under the plan during a specified period. Various other rules apply with regard to independence of Compensation Committee members and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Section 162(m). Other stock awards, such as restricted stock and RSUs, must vest only upon the achievement of objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The 2013 Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, restricted stock, and RSU awards and the maximum number of dollars that may be granted under a performance cash award in order to comply with the Section 162(m) requirements until the first Annual Meeting of Stockholders in 2021 as a result of stockholder approval of the 2013 Plan at the 2016 Annual Meeting. Stockholder approval of this Proposal 3 will extend that period until the first Annual Meeting of Stockholders in 2022. Restricted stock and RSUs granted under the 2013 Plan that vest solely based on continued service, or that do not satisfy the requirements of Section 162(m), remain subject to the deduction limitations imposed by Section 162(m) of the Code. Although stockholder approval is one of the requirements under Section 162(m) of the Code, even with stockholder approval, there can be no guarantee that compensation will be exempt from the $1 million deduction limit. Furthermore, our Compensation Committee will continue to have the authority to grant compensation that is not exempt from the $1 million deduction limitation under Section 162(m).
New Plan Benefits
Except as described in the table below, future awards to our directors, executive officers, employees and other eligible participants under the 2013 Plan are generally discretionary and are not determinable at this time. The awards in the table below were granted to Mr. Fink subject to stockholder approval of this Proposal 3 (in the case of the MSUs) or cannot be granted to Mr. Fink if stockholders to not approve this Proposal 3 (in the case of the shares that may be granted to Mr. Fink in payment of his 2016 bonus).

Name and Position	Dollar Value	Number of Shares or RSUs
Franz Fink, Chief Executive Officer	—	118,000 (1)
	$250,000 (2)	—
David Lyle, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	—	—
Jörg Buchheim, Former Senior Vice President and Chief Sales Officer	—	—
Chris Humphrey, Former Vice President, Strategy, Marketing and Business Development	—	—
All current executive officers as a group (two persons)	$250,000	118,000
All current directors who are not executive officers as a group (ten persons)	—	—
All employees, including current officers who are not executive officers, as a group	—	—

(1)
Represents the portion of Dr. Fink’s 2017 MSU award that is subject to shareholder approval of this Proposal 3. Dr. Fink’s MSU award consists of 138,000 MSUs at target. The MSUs vest based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods, and the potential payout ranges from 0-200% of the target MSUs. 118,000 of the MSUs that may vest in the third performance period are subject to stockholder approval of this Proposal 3 and are reflected in the table above.

(2)
In 2016 our compensation committee approved annual incentive bonuses to certain of our employees, including our Chief Executive Officer, that were payable in cash or in shares of our common stock under the 2013 Plan. Subject to stockholder approval of this Proposal 3, we intend to pay Dr. Fink’s 2016 bonus of $250,000 in shares of our common stock as reflected in the table above. If stockholders do not approve this Proposal 3, we will pay Dr. Fink’s bonus in cash.

In addition, in February 2017, our Compensation Committee approved the award of 2017 performance-based incentive bonuses to certain of our employees, including our named executive officers, that the Company intends to satisfy through the issuance of shares of our common stock under the 2013 Plan. These 2017 incentive bonus awards will become payable if and only if the applicable short-term performance objectives are achieved, as specified under the terms of these awards. If these awards were to be achieved at the target level of the performance objectives, then based upon the closing price of our common stock on Nasdaq on May 17, 2017, the total number of shares issuable under the 2013 Plan in satisfaction of these awards would be 492,313 shares, including 131,103 shares to current executive officers. The Company also reserves the right to pay some or all of these 2017 incentive bonus awards in cash rather than in shares of our common stock. Also, as described in “Compensation of Directors” above, each non-employee director generally receives an annual equity award. For 2017, these awards consisted of RSUs with a value of $85,000 and 5,000 stock options.
Existing Plan Benefits
The table below shows the number of shares of common stock for which stock options and RSUs have been granted under the 2013 Plan between January 1, 2016 and December 31, 2016, as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation,” each non-employee director, and the various indicated groups.

Name and Position	Number of Stock Options Granted (2016)	Number of Restricted Stock Units Granted (2016)
Franz Fink President & Chief Executive Officer (1)	—	250,000
David Lyle Chief Financial Officer (1)	—	115,563
Chris Humphrey Former Vice President, Strategy, Marketing and Business Development (1)	—	53,160
All current executive officers as a group (two persons)	—	365,563
Richard Bergman	—	16,732
Steven Bilodeau	—	16,569
Jörg Buchheim	—	15,653
Burkhard Goeschel, Ph.D.	—	16,732
Robert Guyett	—	16,732
Roger Howsmon	—	16,732
Yon Yoon Jorden	—	16,732
Mark Rossi	—	16,732
David Schlotterbeck	—	16,732
All current directors who are not executive officers as a group (ten persons)	—	132,614
All employees, including all current officers who are not executive officers, as a group	—	1,024,935

(1)
In January 2016, Dr. Fink, Mr. Lyle and Mr. Humphrey were granted 92,450, 38,521 and 17,720 restricted stock unit awards, respectively, at target, with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity. Due to a limit in our equity plan on the number of shares that may be granted in a year to any one employee, the maximum size of Dr. Fink’s award is less than 200% of target. The number of award shares included in this table is based upon maximum achievement. Mr. Humphrey resigned from employment on April 1, 2016.

The Board recommends that stockholders vote FOR the approval of the amendment to the Company’s 2013 Plan.

PROPOSAL 4
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2004 EMPLOYEE STOCK PURCHASE PLAN
We seek stockholder approval of an amendment of our 2004 Employee Stock Purchase Plan, referred to in this proxy statement as the Purchase Plan, that will increase the number of shares available for issuance under the Purchase Plan by 500,000 shares.
The Board adopted the amendment on May 11, 2017, subject to stockholder approval at the Annual Meeting.
The purpose of the amendment is to ensure that we will continue to have a sufficient reserve of shares available under the Purchase Plan to provide eligible employees of Maxwell and our participating subsidiaries (whether now existing or subsequently established) with the opportunity to purchase common stock by applying accumulated payroll deductions during semi-annual offering periods.
Vote Required for Approval and Recommendation of the Board
Approval of the aforementioned amendment of the Purchase Plan by the stockholders of the Company will require the affirmative vote of a majority of the votes cast on the matter, either in person or by proxy. Under Delaware law and the Bylaws, abstentions and broker non-votes are not counted as votes cast, and therefore have no effect on approval of the Purchase Plan. However, if the amendment of the Purchase Plan is not approved by stockholders at the Annual Meeting, the Purchase Plan will continue in effect and shares will continue to be sold under the Purchase Plan as currently in effect, until all the shares available for issuance thereunder have been issued or until the plan terminates on its currently scheduled December 11, 2033 expiration date.
The Board recommends that stockholders vote FOR approval of the amendment of the Company's 2004 Employee Stock Purchase Plan.
Terms and Conditions of the Purchase Plan
The following is a summary of the principal features of the Purchase Plan, as most recently amended and restated, which is filed with the SEC as Appendix B to this proxy statement. The following summary does not purport to be a complete description of all provisions of the amended and restated Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123, or may access the document from the SEC's website at www.sec.gov.
Administration
The Purchase Plan is administered by our Compensation Committee. Such committee has the complete discretion to make all decisions regarding the Purchase Plan.
Share Reserve
The maximum number of shares of common stock reserved for issuance under the Purchase Plan is 1,500,000, consisting of the 500,000 shares originally approved, 500,000 shares approved for issuance on December 11, 2013 plus the 500,000 additional shares that are part of this Proposal 4. As of May 17, 2017, 804,600 shares of common stock had been issued under the Purchase Plan, and 195,400 shares were available for future issuance. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock reacquired by the Company.
Offering Periods and Purchase Rights
In general, shares of common stock are offered under the Purchase Plan through a series of consecutive offering periods of approximately six months in duration. Originally offering periods began on January 1 and July 1 of each year. Beginning with the offering period commencing July 1, 2017, the Board amended the offering periods so that they end on May 15 and November 15 each year. Unless changed by the Board, future offering periods will begin on May 16 and November 16 of each year.
At the time an eligible employee elects to join an offering period under the Purchase Plan, he or she is granted a purchase right to acquire shares of common stock on the last trading date of an offering period, and all payroll deductions collected from the participant for the offering period are automatically applied to the purchase of common stock, subject to certain limitations. The next purchase date under the Purchase Plan is scheduled to occur on June 30, 2017.

Eligibility and Participation
Any individual who is in our employ or any participating subsidiary corporation (including any corporation that subsequently becomes a participating subsidiary at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.
An individual who is an eligible employee on the first date of any offering period may join that offering period by delivering a subscription agreement prior to the commencement of an offering period.
As of May 17, 2017, approximately 464 employees, including two executive officers, were eligible to participate in the Purchase Plan.
Purchase Price
The purchase price of the common stock purchased on behalf of participants in the Purchase Plan on each purchase date is equal to 85% of the lesser of (a) the closing price of the common stock on the last trading day of the immediately preceding offering period, and (b) the closing price of the common stock on the last trading day during the current offering period. On May 17, 2017 the closing price per share of common stock as reported on the Nasdaq Global Market was $5.68.
Payroll Deductions and Stock Purchases
Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total eligible cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of common stock on the last trading day of each offering period. Accordingly, on each such purchase date (May 15 and November 15 of each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that purchase date.
A participant may not increase his or her withholding rate during an offering period. However, a participant may decrease his or her withholding rate twice during an offering period, except that the second such change must reduce the withholding rate to zero.
Special Limitations
The Purchase Plan imposes certain limitations upon a participant's right to acquire common stock, including the following limitations:

•
Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•
Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of Maxwell or any of its affiliates.

•	No participant may purchase more than 50,000 shares of common stock on any purchase date.
The Board has the discretionary authority, exercisable prior to the start of any offering period, to decrease the limitations to be in effect for the number of shares purchasable per participant on each purchase date during that offering period.
Termination of Purchase Rights
A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will be refunded.
A participant's purchase right will immediately terminate upon his or her termination of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which such termination of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.
Shareholder Rights
No participant has any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf and issued by the Company.

Changes in Capitalization
In the event any change is made to the outstanding shares of common stock because of any stock split, stock dividend, or other change in corporate structure effected without Maxwell's receipt of consideration, proportionate adjustments will be made to (a) the number of shares and price per share in effect under each outstanding purchase right, (b) the maximum number of shares issuable under the Purchase Plan, and (c) the maximum number of shares that may be purchased by a participant on a purchase date. Such adjustments will be made to prevent the dilution or enlargement of benefits under the Purchase Plan and the outstanding purchase rights thereunder, and such adjustments will be final, binding and conclusive.
Dissolution, Asset Sale, and Merger
In the event of a proposed dissolution, liquidation, asset sale or merger, the Board may determine whether to (a) terminate each offering period immediately, (b) permit purchases by employees then participating and on what basis prior to such transaction, or (c) allow the successor corporation to assume Maxwell's obligations under the Purchase Plan and substitute its own securities to be issued under the Purchase Plan.
Share Proration
Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the total number of shares then available for issuance under the Purchase Plan, the Board will make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, will be refunded.
Amendment and Termination
The Purchase Plan will terminate upon the earliest of (a) the date determined by the Board, (b) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (c) twenty years from the date of adoption of the Purchase Plan by the shareholders, which is December 11, 2033.
The Board may at any time alter, suspend or terminate the Purchase Plan. However, the Board may not, without shareholder approval, (a) increase the number of shares issuable under the Purchase Plan, (b) change the class of employees eligible to participate in the Purchase Plan, or (c) impose any other amendment for which stockholder approval is required by applicable law.
Existing Plan Benefits
The following table shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Purchase Plan between January 1, 2016 and December 31, 2016, the most recent purchase date, together with the weighted average purchase price paid per share:

Name and Position	Number of Purchased Shares (#)	Weighted-average Purchase Price ($)
Franz Fink President and Chief Executive Officer	—	—
David Lyle Senior Vice President, Chief Financial Officer, Treasurer and Secretary	—	—
Jörg Buchheim Former Senior Vice President and Chief Sales Officer	—	—
Chris Humphrey Former Vice President, Strategy, Marketing and Business Development	—	—
All current executive officers as a group (2 persons)	—	—
All employees as a group	111,726	$4.43
New Plan Benefits
As of May 17, 2017 no purchase rights have been granted, and no shares have been issued, on the basis of the increase to the share reserve of the Purchase Plan that forms part of this Proposal 4.

Federal Income Tax Consequences
The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of under Section 423 of the Internal Revenue Code. Under such a plan, no taxable income will be reportable by a participant and no deductions will be allowable to Maxwell, by reason of the grant or exercise of the purchase rights. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.
As the Purchase Plan is structured presently, upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held for more than two years from the start of the offering period in which the shares were acquired, then the amount of ordinary income recognized will be equal to the lesser of (a) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares, or (b) 15% of the fair market value of the shares at the start of the offering period in which the shares were purchased.
As the Purchase Plan is structured presently, if a sale or other disposition of the purchased shares is made within two years or less after the start of the offering period in which the shares were acquired, then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. Maxwell will be entitled to an income tax deduction equal to the amount of income recognized. In no other instance will Maxwell be allowed a deduction with respect to the participant's disposition of the purchased shares.
Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the Purchase Plan.
The Board recommends that stockholders vote FOR the approval of the amendment of the 2004 Employee Stock Purchase Plan.
PROPOSAL 5
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Board of Directors of the Company is providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This advisory stockholders vote, commonly known as an annual “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal 2016 executive compensation programs and policies and the compensation paid to the named executive officers as discussed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure below.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our goal is to maintain compensation programs that will fairly compensate our officers and employees, attract and retain qualified employees who are able to contribute to the long-term success of the Company, incentivize future performance towards clearly defined corporate goals, and align employees’ long-term interests with those of the Company’s stockholders. We believe our compensation policies and procedures demonstrate a strong link between pay and performance. We hold such advisory votes on executive compensation each year and currently intend to hold another advisory vote at our 2018 Annual Meeting of Stockholders.
Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers. See Compensation Discussion & Analysis-Prior Year Say on Pay Result for more information regarding how our Compensation Committee takes into account our stockholder vote results on say-on-pay.
The Board recommends that stockholders vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

PROPOSAL 6
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES
In accordance with the Dodd-Frank Act and SEC rules, this Proposal 6 allows stockholders to vote, on an advisory non-binding basis, on how frequently they would like us to conduct future advisory votes on the compensation of our named executive officers (commonly referred to as a “say-on-pay” proposal and which is the subject of Proposal 5 this year). By voting on this proposal, stockholders may indicate their preference for the Company to conduct future say-on-pay votes every one, two or three years or stockholders may abstain from voting. We are required to include a proposal of this nature at least once every six years.
Because this vote is advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors or Compensation Committee. Both our Board of Directors and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting future say-on-pay votes. As described in Proposal 5, we currently conduct say-on-pay votes annually. However, the Board of Directors may decide to hold say-on-pay votes more or less frequently and regardless of the alternative selected by our stockholders.
The Board recommends a vote of “1 YEAR” on the frequency of future stockholder advisory votes on the compensation of named executive officers.

EXECUTIVE COMPENSATION
The named executive officers of the Company named in our Summary Compensation Table, their positions and experience are set forth below.

Name	Age	Position(s)
Franz Fink	55	President, Chief Executive Officer and Director
David Lyle	53	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Jörg Buchheim	49	Former Senior Vice President and Chief Sales Officer
Chris Humphrey	53	Former Vice President, Strategy, Marketing and Business Development
Background
Franz Fink
Dr. Fink joined Maxwell as President and Chief Executive Officer effective as of May 1, 2014. Immediately prior to joining Maxwell, Dr. Fink was an independent business consultant, assisting companies in the industrial and automotive markets with business optimization and growth initiatives. From 2006 to 2012, Dr. Fink served as president and chief executive officer of Gennum Corp., a leading supplier of high-speed analog and mixed-signal semiconductors for the optical communications, networking, and video broadcast markets that was listed on the Toronto Stock Exchange before being acquired by Semtech Corp. in March 2012. From 2003 to 2006, Dr. Fink was senior vice president and general manager of the Wireless and Mobile Systems Group of Austin, Texas-based Freescale Semiconductor, Inc. From 1991 through 2003, Dr. Fink held a series of senior management positions in the Semiconductor Products Sector of Motorola Corp. in Germany, the United Kingdom and the United States. Dr. Fink holds a doctorate in natural sciences from the department of computer-aided design and a master’s degree in computer science and electrical engineering from the Technical University of Munich, Germany.
David Lyle
Mr. Lyle joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in May 2015. Prior to joining the Company, Mr. Lyle served as the chief financial officer of Entropic Communications, Inc., a provider of semiconductor solutions for home entertainment, from June 2007 to May 2015. From August 2005 to June 2007, Mr. Lyle was the chief financial officer at RF Magic, acquired by Entropic in June 2007. Prior to RF Magic, Mr. Lyle was finance director and controller for the mobile communications business unit at Broadcom Corp., a provider of highly-integrated semiconductor solutions. He joined Broadcom in July 2004 through its acquisition of Zyray Wireless Inc., a WCDMA baseband co-processor company, where he served as chief financial officer beginning in January 2004. Prior to 2004, Mr. Lyle served as chief financial officer at Mobilian Corporation, a wireless data communications semiconductor company, and in various finance roles at Intel Corporation, a semiconductor company. At Intel, Mr. Lyle served in the microprocessor and networking groups and in the strategic investment arm of Intel, now known as Intel Capital. He holds a bachelor’s of science in business from the University of Southern California, a master’s degree in business administration from Arizona State University and a master’s in international management from the Thunderbird School of Global Management.
Jörg Buchheim
Mr. Buchheim joined Maxwell as Senior Vice President and Chief Sales Officer in March 2016. From 2002 through 2015 Mr. Buchheim worked at HELLA KGaA Hueck & Co. in a series of senior sales and management positions, including most recently as president and chief executive officer of HELLA China and a member of the HELLA Group Management Board. He previously served as HELLA’s Global Key Account Manager for Indian OEMs and Hyundai/Kia as well as Vice President Sales and Marketing China, Shanghai. Prior to joining HELLA, Mr. Buchheim worked in European Key Account Sales for Mitsubishi Electric and in the Project Management for Spoerle / Arrow. In June 2016, Mr. Buchheim voluntarily resigned his employment with Maxwell. Mr. Buchheim was appointed as a Class II director of Maxwell in July 2016 and serves on the Strategic Alliance Committee.

Chris Humphrey
Effective April 1, 2016, Chris Humphrey voluntarily resigned his employment with Maxwell. Mr. Humphrey joined Maxwell as vice president marketing and engineering in September 2013. Before joining Maxwell, he served as vice president corporate marketing for QLogic, a leading provider of enterprise server and storage networking solutions. Previously, he was vice president and general manager for Honeywell Safety Products, a leader in active and passive hearing protection and electronic communication solutions. Prior to Honeywell, Mr. Humphrey held senior marketing and engineering leadership positions with companies such as Lantronix, Tyco, Applied Micro Circuits (formally JNI) and Teledyne. He holds dual bachelor’s degrees in systems engineering and theatre (playwriting) from University of California, San Diego.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in our Summary Compensation Table under the rules of the Securities and Exchange Commission. This Compensation Discussion and Analysis, which should be read together with the compensation tables and related disclosures included below, also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation decisions and programs for the following executive officers who we refer to as our “named executive officers” or “NEOs”:

•	Dr. Franz Fink, President and CEO

•	David Lyle, Senior Vice President, Chief Financial Officer, Treasurer and Secretary

•	Jörg Buchheim, Former Senior Vice President, Chief Sales Officer

•	Christopher Humphrey, Former Vice President of Strategy, Marketing and Business Development
Executive Summary of 2016 Executive Compensation Program
Business
As a leader in developing, manufacturing and marketing energy storage and power delivery products for transportation, industrial, information technology and other applications, our primary financial objective is to grow revenue and profitability by creating and satisfying demand for ultracapacitor-based energy storage and power delivery solutions. The following are highlights of our 2016 and recent performance:

•
In 2016, we completed our 2015 restructuring plan to consolidate U.S. manufacturing operations and to reduce headcount and operating expenses in order to align our cost structure with the business forecast and to improve our operational efficiency. As a result, we realized annual cost savings between $5 million and $6 million fully benefiting us by mid-2016. In February 2017, we announced an additional, smaller restructuring plan to implement a wide range of organizational efficiencies and cost reduction opportunities to better align our costs with near term revenue. We anticipate further annual cost savings between $2.5 million and $3 million as a result of the 2017 restructuring plan which we expect to be fully realized by mid-2017.

•
As part of our 2015 restructuring program, we completed the sale of substantially all of the assets and liabilities of our microelectronics product line in April 2016 for $22 million, bringing substantial funding to the Company to pursue our strategic imperatives.

•	Primarily as a result of our restructuring efforts completed during 2016, we reduced operating expenses to $58.9 million in 2016, from $68.0 million in 2015.

•	We maintained our cash, cash equivalents, and restricted cash balance, which was $25 million at both December 31, 2015 and December 31, 2016, and we carried no significant debt on these dates.

•
We continued to focus on introducing new products, winning new customers, developing new product applications, optimizing production capacity to meet anticipated future demand, reducing product costs, making capital investments to facilitate growth, and improving production processes.

•
Due primarily to changes in the subsidy program for the Chinese hybrid bus market which essentially required localization of product manufacturing, our revenues for 2016 decreased by approximately 28% from 2015. In order to reenter this market, in the first quarter of 2017, we entered into an agreement with a strategic partner in China to localize manufacturing of our product traditionally sold into this market.

•
In 2016, we made significant progress in developing and validating our differentiating, proprietary dry battery electrode technology for targeted use in the automotive and energy storage markets. In 2016, we signed a joint development agreement with a leading global automotive OEM as well as a global tier one automotive supplier on a proof-of-concept to develop and validate pilot-volume dry battery electrode performance.

2016 and Recent Executive Compensation Program
Recent highlights of our executive compensation program include:

•
As a cost savings measure in response to our decline in financial performance, no base salary adjustments were made in 2015, 2016 and 2017 for the CEO and the other named executive officers. The CEO has not received a salary increase since his appointment in 2014.

•
For 2015, no annual bonus plan was provided. For 2016, we reintroduced an annual incentive bonus opportunity for our employees based on our improved financial position from the prior year, payable in cash or stock, at the Company’s discretion. The program incentivized management to achieve specified financial performance goals and strategic objectives deemed key to the Company’s future success. The 2016 program was earned at the 50% attainment level based on actual achievement of the plan objectives.

•
For 2016, we implemented performance-based market stock units (MSUs) as part of the long term incentive plan which provides our NEOs with the opportunity to earn shares of our common stock based on the performance of our stock relative to the Nasdaq Composite Index over performance periods of up to three years. We believe these awards provide a direct link between executive compensation and stockholder value. Based on our stock performance for the 2016 performance period, the first tranche of the MSUs were earned at 13% of target.

•
The total long-term incentive grant value to the CEO in 2016 was composed of significant performance-based compensation, with 60% of the target value delivered in performance-based awards and 40% in service-based awards.

•	For all other named executive officers, the total target long-term incentive grant value was delivered 50% in performance-based awards and 50% in service-based awards.

•
While the CEO has outstanding performance-based equity awards granted in 2015 with financial performance targets based on 2017 financial goals at the time of grant, those targets are now considered non attainable. Performance-based awards granted to the CEO in 2014 with targets based on 2016 financial goals were not earned based on actual 2016 results. Further, the CEO received a stock award upon his appointment in 2014 containing a stock-price based performance goal, however, the performance period lapses on May 1, 2017 and none of the award will be earned.

•	93.7% of the votes cast at our 2016 annual stockholders meeting voted to approve our 2016 advisory say-on-pay vote, demonstrating strong shareholder support for our executive compensation programs.
Summary of CEO Realized/Realizable Compensation - Alignment of Pay and Performance
The Company designs its compensation programs to align executive pay with Company performance and with the interests of our shareholders. Both our short-term and long-term incentive plans are intended to deliver payouts that are aligned with Company performance. As a result of recent market conditions, primarily related to changes in the subsidy program for Chinese hybrid buses, our revenue and profits have declined since 2015 levels and we have generally not met our targeted financial results. Correspondingly, our short and long-term incentive programs have resulted in payouts significantly below target. The following tables compare target compensation with realized/realizable compensation for our CEO for the last three-years:

Target/Reported Value	2014		2015		2016
Base Salary	$321,154	(1)	$500,000		$500,000
Annual Bonus Target	333,333	(1)	500,000	(2)	500,000
Long Term Incentive Grant Value per Summary Compensation Table
Service-based RSUs	587,600		375,003		533,437
Stock Options	—		360,862		—
Performance-based awards	805,000	(3)	749,998	(4)	973,186	(5)
All Other Compensation	39,870	(7)	37,627	(8)	39,604	(9)
Total Target/Reported Compensation	$2,086,957		$2,523,490		$2,546,227
______________
See footnotes below under Realizable Value table.

In the following table, realizable value includes earned salary, bonus and all other compensation. The realizable value of long term incentive awards is calculated by adding together the settlement date fair value of vested awards from the applicable grant year and the value of unvested awards that are considered probable of achievement, or for which the probability of achievement cannot be determined, based on the closing price of our common stock on December 31, 2016.

Realizable Value as of December 31, 2016	2014		2015		2016
Base Salary	$321,154	(1)	$501,948		$501,923
Annual Bonus Earned	266,666	(1)	—		250,000
Long Term Incentive as of December 31, 2016
Service-based RSUs	219,100		273,450		473,344
Stock Options	—		—	(6)	—
Performance-based awards	—	(3)	—	(4)	713,824	(5)
All Other Compensation	39,870	(7)	37,627	(8)	39,604	(9)
Total Realized or Realizable Compensation	$846,790		$813,025		$1,978,695
Percentage of Target/Reported Value Realized or Realizable	41%		32%		78%
______________

(1)	For 2014 base salary and annual bonus reflect a partial year based on a mid-year hire date.

(2)	No annual bonus plan opportunity was provided for 2015. This amount reflects the foregone target bonus opportunity.

(3)
In May 2014, the Company granted 50,000 market-condition restricted stock unit awards to the CEO with vesting upon the achievement of certain stock price thresholds. The stock price thresholds are not probable of achievement and these awards are considered unrealizable as of December 31, 2016. In October 2014, the Company granted 40,000 restricted stock unit awards, at target, to the CEO with vesting contingent upon the Company achieving certain financial targets within the next three fiscal years. These targets were not achieved and these awards are unrealizable as of December 31, 2016.

(4)
In March 2015, the Company granted 102,319 restricted stock unit awards, at target, to the CEO with vesting contingent upon the Company achieving certain financial targets within the next three fiscal years. These targets are not probable of achievement and these awards are considered unrealizable as of December 31, 2016.

(5)
In January 2016, the Company granted 92,450 performance-based market stock units, at target, to the CEO with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 120% of the grant target quantity. For 2016, only 13% of the target MSUs for the first performance period were earned, however, the remaining 13,425 target shares for the first performance period may still be earned based on performance over the three-year performance period. An additional 77,042 target MSUs for the second and third performance periods may also be realized. These awards are considered realizable in the table above as the Company cannot determine the probability of their achievement; however, achievement at target would require a significant improvement in the performance of the Company’s stock price relative to the Nasdaq Composite Index.

In February 2016, the Company granted 46,224 restricted stock units to the CEO with vesting contingent upon the achievement of two key strategic milestones. Vesting related to the first milestone, which represented 33% of the awards, was contingent on achievement of the first milestone by December 31, 2016. Vesting related to the second milestone, which represents 67% of the awards, is contingent on achievement of the second milestone by December 31, 2019. The first milestone was achieved during 2016 and the related awards vested.

(6)	Stock options granted in 2015 are underwater as of December 31, 2016.

(7)	For 2014, this amount includes $10,461 in car allowance, $10,368 in health and welfare benefits, and $19,041 in housing and relocation.

(8)	For 2015, this amount includes $16,000 in car allowance, $17,795 in health and welfare benefits, and $3,832 in housing and relocation.

(9)	For 2016, this amount includes $16,000 in car allowance, $18,409 in health and welfare benefits and $5,195 in 401(k) matching contributions.
Compensation Philosophy and Objectives
We recognize that our success depends to a great degree on the integrity, knowledge, creativity, and skill of our employees. Toward this end, we try to design our compensation and benefits programs in order to attract, retain and motivate talented, highly qualified and committed executive officers who will pursue the achievement of our business goals and who embody our corporate values. In doing so, we strive to make use of multiple performance measures designed to keep our executive officers focused on and committed to accomplishing our long-term business objectives, while offering market competitive fixed compensation within our industry and similarly-sized organizations.
Accordingly, the principal objectives of our executive compensation programs are:

•	attracting, retaining, and motivating talented and experienced executives who are able to contribute to our long-term, sustainable success;

•	aligning the compensation of certain senior executives with our stockholders’ long-term interests by providing a large portion of compensation in various forms of Company equity;

•	rewarding executives whose knowledge, skills, and abilities demonstrably contribute to our success; and

•	incentivizing our executives to achieve clearly defined corporate goals.
The Compensation Committee (the “Committee”) believes that long-term stockholder value is best enhanced by setting critical performance objectives and providing compensation that effectively rewards members of our senior management for the achievement of individual, departmental and Company performance goals. As the Committee makes its decisions regarding the Company’s executive compensation programs each year, the Committee reviews achievement and performance against these goals, and considers other qualitative and subjective factors as determined appropriate, all as discussed in more detail below. The Committee believes the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our employees’ interests with those of our stockholders.
Prior Year Say on Pay Result
At the 2016 Annual Meeting, the “Advisory Vote on Executive Compensation” proposal (the “Say on Pay” vote) received support from 93.7% of the votes cast. Although the 2016 say-on-pay vote indicated strong support, the Committee implemented certain enhancements to our executive compensation programs for 2016, as more thoroughly described below. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our named executive officers.
Compensation Consultant
Each year, the Committee engages in a comprehensive review and analysis of our executive compensation programs with the annual administration of compensation changes typically occurring in February of each year. As part of this comprehensive review for 2016 pay decisions, the Committee continued the retention of Meridian Compensation Partners, LLC (“Meridian”), a national executive compensation consulting firm, to conduct reviews of its total compensation program for executive officers and to provide advice to the Committee in the design and implementation of its executive compensation program. Pursuant to its charter and NASDAQ listing standards, the Committee regularly reviews Meridian’s independence relative to key factors, including: (i) whether Meridian provides any other services to the Company; (ii) the amount of fees paid to Meridian relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Committee or executive officers; and (v) ownership of Company stock.
A representative from Meridian is invited by the Committee to participate in the relevant portions of its meetings. During 2016, Meridian participated in seven out of nine of the Committee meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Meridian frequently communicate with the Committee Chair outside of regular Committee meetings. A representative of Meridian participates in the executive sessions at most meetings. Meridian also interacts with management from time to time to exchange information and to review proposals that management may present to the Committee.
2016 Executive Compensation Review Process
In late 2015, the Committee directed Meridian to conduct a comprehensive review and analysis of our executive compensation and incentive programs. This analysis, which was used in connection with 2016 pay decisions, included the review of total target compensation (including base salary, target annual incentive bonuses and long term incentives) compared with (1) proxy peer group companies (the “Proxy Peer Group”) and (2) proprietary, published compensation data of technology companies from the Radford Global Technology Survey (the “Radford Survey”).

For the Proxy Peer Group, the Committee, with the assistance of Meridian, reviewed select companies with similar revenues and market capitalizations that are in similar industries using the Global Industry Classification Standard (GICS). Following its review, the Committee approved the Proxy Peer Group composed of the following companies in the electronic and technology manufacturing, semiconductors, electronic equipment and instruments and electronic components industries:

•	American Science and Engineering	•	MTS Systems Corp.
•	Cognex Corp.	•	Novanta, Inc. (formerly GS1 Group, Inc.)
•	CTS Corp.	•	Park Electrochemical Corp.
•	Electro Scientific Industries, Inc.	•	Radisys Corp.
•	FormFactor, Inc.	•	Rudolph Technologies Inc.
•	II-VI, Inc.	•	SL Industries, Inc.
•	Key Tronic Corp.	•	Ultralife Corp.
•	Mercury Systems, Inc.	•	Ultratech, Inc.
•	Monolithic Power Systems Inc.
For purposes of review, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for CEO and CFO target compensation. Data from the Radford Survey was also considered as a secondary data source for the CEO and CFO positions. For our other executives, including Mr. Buchheim and Mr. Humphrey, data from the Radford Survey was the primary data source to assess competitive positioning.
In assessing the competitiveness of compensation for senior executives, the Committee considered the 50th percentile of the 2016 compensation data as a reference point in setting target compensation levels for our named executive officers.
Mr. Buchheim was appointed as our Senior Vice President and Chief Sales Officer in March 2016 and therefore was not included in the annual review process. Upon his initial appointment, the Committee evaluated market compensation data from the Radford Survey as a reference point in setting Mr. Buchheim’s starting compensation levels.
Role of the Compensation Committee and Management in Setting Executive Compensation
As the manager of the executive team, our CEO assesses the contributions of other executives to the Company’s performance and results, and makes a recommendation to the Committee with respect to any changes in salary, annual incentive bonuses and annual equity incentive award for each executive officer other than himself. The Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. While the Committee considers the CEO’s recommendations, they need not adopt these recommendations and may adjust them as it determines appropriate. The Committee also conducts a similar evaluation of the CEO’s contributions and determines any changes in his compensation in an executive session when he is not present.
The Company’s management team and human resources group also support the Committee in fulfilling its responsibilities by gathering information and performing administrative tasks.
Components of Compensation
Our executive compensation program consists primarily of three elements: base salary, annual performance-based cash bonuses, and long-term incentive compensation in the form of equity awards. Our executive officers also participate in several organization-wide benefit plans, including retirement and health and welfare benefit plans, which generally are available to all regular full-time employees.
Components of our executive compensation program are summarized in the following table and described in more detail below. The Committee reserves the right to restructure and re-design our compensation programs, and to exercise its discretion with regard to existing programs, as competitive conditions and business circumstances evolve.

Compensation Element	Description	Compensation Objectives	Key Features
Base Salary	Sole fixed compensation element, paid in cash	Provides competitive fixed compensation to allow executives to focus on day to day duties and allows the Company to attract/retain top executive talent	Adjustments are based on level and responsibility scope, experience, skills, performance and similar positions within the Company and with similar companies

Compensation Element	Description	Compensation Objectives	Key Features
Annual Incentive Bonus	Short-term variable incentive compensation program, paid in cash or stock
Provides clearly defined short-term corporate, strategic and/or individual performance goals in coordination with our overall strategic plan
Rewards executives who demonstrably contribute to our success
Annual performance-based compensation, paid upon achievement of specified performance (financial & strategic) objectives
Equity Incentive Awards	Stock awards allowing participation in long-term appreciation of our stock value	Align our executives’ interests with our stockholders’ to drive increased long-term stock value
2016 grants consisted of restricted stock units (RSUs) and performance-based market stock units (MSUs)
Service-based RSUs focus on retention and ownership and generally vest over a four-year period, with 25% of the RSU award vesting on each anniversary of the grant date
MSUs focus on long term performance with awards vesting based upon the level of performance of the Company’s stock price compared with the Nasdaq Composite Index over one, two and three-year periods

CEO Strategic Performance Award	Additional incentive provided to CEO in 2016 to focus performance on key Company imperatives	Additional incentive provided to CEO to incentivize and reward on the execution and achievement of key strategic objectives to further secure the success of the Company	100% performance based RSUs focused on the achievement of strategic milestones
Employment Agreements and Related Benefits	Benefits provided either under individually negotiated employment agreements or plans of more general application	Minimize distractions to executives so that they are able to remain focused on executing our strategy	Cash severance, medical coverage, acceleration of vesting and similar benefits that protect against certain employment termination or change of control situations
Base Salary. The Company pays its executives annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining the base salary of executive officers, the Committee considers a variety of factors, including relevant market data, the executive’s level and scope of responsibility, experience, skills, individual performance, and internal structures within the Company. Adjustments to base salaries are typically made effective following a review of executive compensation by the Committee in the first quarter of each year, and reflect the Committee’s evaluation of each named executive officer’s performance for the prior fiscal year.
In February 2016, the Committee reviewed the base salaries for our executive officers and as part of the cost savings measures in response to our financial performance made no changes to the base salaries for Dr. Fink, Mr. Lyle and Mr. Humphrey. Mr. Buchheim’s base salary was established at $375,000 at the time he was hired in March 2016 and was not adjusted again during the year. The following table summarizes the base salary levels for the NEOs.

Name	Principal Position	2015 Base Salary ($)	2016 Base Salary ($)	Percentage Increase
Franz Fink	Chief Executive Officer and Director	500,000	500,000	—%
David Lyle	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	375,000	375,000	—%
Jörg Buchheim	Former Senior Vice President and Chief Sales Officer	—	375,000	N/A
Chris Humphrey	Former Vice President, Strategy, Marketing and Business Development	242,400	242,400	—%
Annual Incentive Plan. In January 2016, the Committee adopted a short-term incentive bonus structure that included a combination of financial performance and strategic objectives, weighted 60% financial and 40% strategic. The financial metrics included revenue (40% weighting) and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) (20% weighting). The Committee selected revenue to focus on top-line growth and adjusted EBITDA to focus on profitable revenue growth. Adjusted EBITDA exclude certain non-cash or non-recurring items, such as non-cash stock-based compensation expense, which are considered unrelated to ongoing operating results and to have a limited impact on current and future operating decisions. In addition to the financial metrics, the Committee introduced a strategic objective component (40% weighting) to focus the management team on six specific, identifiable strategic objectives related to the Company’s long-range strategic plan. At the time the financial and strategic objectives of our 2016 incentive plan were set, we believed these objectives were attainable, though not certain, based on the Company’s projections and assuming the Company executed well in accordance with its operating plan.

For each performance metric, a threshold, target and maximum performance level was established. The following table provides the various performance levels along with actual results for 2016:

Performance Level	Revenue (000’s)	Adj. EBITDA (000’s)	Strategic Objectives
Threshold (50% payout)	$132,000	$5,600	3 of 6 goals
Target (100% payout)	$155,000	$8,000	4 of 6 goals
Maximum (150% payout)	$194,000	$15,700	6 of 6 goals
2016 Actual(1)	$121,000	$(8,200)	5 of 6 goals
Weighting	40%	20%	40%
Payout Percentage	0%	0%	125%
______________
(1)    Results are interpolated between performance levels.
The 2016 program was earned at 50% of the target bonus opportunity based on the timely achievement of five of the six key strategic objectives for 2016, while the financial performance based goals were not attained. The five strategic objectives attained related to completing our U.S. factory consolidation, completing construction of a pilot line for our new lithium ion capacitor product, entering into a development partnership for our dry battery electrode technology, securing grid energy storage projects and securing automotive market design wins. A sixth strategic objective related to design wins for hybrid electrics vehicles in China was not attained, due at least in part to changes in the government subsidy program applicable to this market.
The dollar value of each named executive officer’s 2016 bonus is reflected in the Non-Equity Incentive Plan Compensation column of the 2016 Summary Compensation Table below. The earned 2016 bonus compensation was paid in fully vested restricted stock units in March of 2017, except for the CEO’s bonus. The CEO’s earned bonus is expected to be paid in stock later in 2017, subject to shareholder approval at the Company’s 2017 annual meeting of an amendment to our 2013 Omnibus Equity Incentive Plan to increase the number of shares that may be granted in a year to any one employee.
The target bonus opportunities for each participant in the annual bonus plan, including the NEOs, was set as a percentage of base salary. The following table summarizes the target bonus opportunity (as a percentage of base salary) as well as actual bonus earned for 2016 for each NEO.

Executive	2016 Base Salary	Target bonus (% of Base)	Target Bonus (in dollars)	Actual Bonus Earned
Franz Fink	$500,000	100%	$500,000	$250,000
David Lyle	$375,000	60%	$225,000	$112,500
Jörg Buchheim(1)	$375,000	60%	$312,000	$—
Chris Humphrey(2)	$242,400	50%	$121,200	$—
______________
(1)    In accordance with Mr. Buchheim’s employment agreement, his target bonus was calculated as 60% of his base salary combined with his housing and dependent education allowance of $145,000. Since Mr. Buchheim terminated employment prior to the end of 2016, he did not receive a bonus payout.
(2)    Mr. Humphrey terminated employment prior to the end of 2016, and therefore, did not receive a bonus payout for 2016.
Equity Incentive Awards. Equity incentive awards are intended to create an opportunity for our employees to acquire an equity ownership interest in the Company and are the primary form of long-term incentive (“LTI”) compensation. An effective equity component within total compensation maintains an alignment between the interests of executive officers and stockholders by allowing executives to participate in the long-term appreciation of our stockholder value. Additionally, a portion of our equity incentive awards provide an important retention tool, as they are generally subject to multi-year vesting conditions.

LTI Award Target Values
In determining the size of equity incentive awards to the named executive officers, the Committee uses the relevant pay study data provided by Meridian as a guide. The Committee then considers other important factors such as experience level, individual performance and share pool management to determine the long-term incentive value to be granted to each named executive officer. The following table shows the 2016 targeted economic value for the named executive officers.

Named Executive Officer	Targeted Economic Value for 2016 ($)
Franz Fink	1,500,000	(1)
David Lyle	550,000
Jörg Buchheim	600,000	(2)
Chris Humphrey	230,000	(3)

(1)
The total grant value of $1,500,000 is comprised of the normal annual cycle award with a grant value of $1,200,000 (50% performance-based and 50% service-based) and a milestone-focused award with a grant date value of $300,000 (100% performance-based).

(2)	Mr. Buchheim’s employment with the Company terminated in June 2016 and no equity incentive compensation was granted to this NEO during 2016.

(3)	Mr. Humphrey’s award was cancelled when his employment terminated in April 2016.
LTI Award Mix
For 2016, the long-term incentive awards to the executive officers (including the NEOs) were a combination of performance-based market stock units (“MSUs”), service-based restricted stock units (“RSUs”), and, in the case of our CEO, additional strategic milestone-based RSUs. The Committee decided to eliminate the use of stock options as a vehicle in the long-term incentive opportunity due (in part) to share pool management and the impact of stock options. The Committee believes MSUs provide a direct link to stockholder value and act as both a motivating and retention incentive for the Company’s executives, even when faced with a high market volatility environment. Based on a review of market data and input from Meridian, the Committee determined to deliver the targeted economic value of long-term incentives to the named executive officers with the following weighting:

	Performance-based MSUs and RSUs	Service-based RSUs
CEO	60%	40%
Other Executive Officers	50%	50%
The Senior Vice President and Chief Sales Officer terminated employment with the Company in June 2016; therefore, no equity incentive compensation was granted to these NEOs during 2016.
Both long-term incentive vehicles are used to align the interests of the named executive officers with those of shareholders. Service-based restricted stock units provide executives with outright value which supports their retention. Through the use of market stock units, the Committee can align executive compensation with the Company’s stock price performance and thus shareholder return.
Service-Based Restricted Stock Units
In January 2016, the Committee granted service-based restricted stock units that vest annually over four years (25% per year) of continuous service. Dr. Fink was granted 92,450 service-based restricted stock units, Mr. Lyle was granted 38,521 service-based restricted stock units and Mr. Humphrey was granted 17,720 service-based restricted stock units.
Performance-Based Market Stock Units
In January 2016, the Committee modified the performance-based equity compensation element to be granted in the form of market stock units (“MSUs”). Under this new design, eligible participants have the opportunity to earn MSUs based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 200% of the target number of MSUs granted, with such payout equal to the target amount if our stock price performance equals the performance of the NASDAQ Composite Index. If our stock price performance exceeds the Nasdaq Composite Index, the payout is increased on a two-to-one ratio, and if our stock price performance is less than the Nasdaq Composite Index, the payout is decreased on a three-to-one ratio. We believe MSUs provide a direct link to stockholder value and act as both a motivating and retention incentive for our executives, even when faced with a high market volatility environment.

In January 2016, Dr. Fink, Mr. Lyle and Mr. Humphrey were granted 92,450, 38,521 and 17,720 market-based restricted stock units, respectively, at target. The number of MSUs earned for performance at target and maximum achievement levels is summarized in the following table:

Named Executive Officers	Target Shares (#)	Maximum Shares (#)
Franz Fink	92,450	111,326	(1)
David Lyle	38,521	77,042
Chris Humphrey	17,720	35,440
______________

(1)	Due to a limit in our equity plan on the number of shares that may be granted in a year to any one employee, the maximum size of Dr. Fink’s award is less than 200% of target.
CEO Strategic Milestone-Based RSUs
In addition to the regular cycle equity awards for 2016, the Committee granted Mr. Fink an additional milestone-based award in order to further focus the CEO on certain critical strategic goals designed to position the Company for revenue and profitability growth, with the ultimate goal of creating long-term shareholder value. Specifically, the Committee granted 46,224 performance-based restricted stock units to Dr. Fink that vest based solely upon the achievement of two key strategic milestones. Vesting of the RSUs was established as follows: 33% of the total grant award vests upon the achievement of the first milestone by December 31, 2016 and 67% vests upon achievement of the second milestone by December 31, 2019. If the strategic milestones are not achieved by the respective date specified, that portion of the award will be forfeited. The first milestone, which relates to entry into a development partnership for our dry battery electrode technology, was achieved during 2016 and, therefore, 33% of this award (or 15,254 RSUs) vested.
We consider the remaining strategic milestone to be confidential and revealing the specific objective at this time would provide competitors and other third parties with insights into the Company’s confidential business plans and longer-term strategies, thereby causing competitive harm. At the time of grant, we believed this strategic objective was attainable, though not certain, based on the Company’s projections and assuming the CEO executed well in accordance with the Company’s operating plan.
Status of Performance RSUs Granted in Prior Years
As a result of performance through December 31, 2016, none of the performance-based restricted stock units granted in 2015 are expected to be earned by the end of the three-year performance period ending December 31, 2017. In addition, none of the performance-based restricted stock units granted in 2014 were earned by the end of the three-year performance period ending December 31, 2016. Further, a performance-based award granted to the CEO in 2014 which contained a stock-price performance target lapsing on May 1, 2017 will not be earned.
Severance, Change in Control and Other Post-Employment Programs.
The Committee understands that the alignment of interests between our executives and stockholders is a critical component to the success of our Company. By providing severance and change in control benefits, the Committee believes that it may minimize and/or eliminate the reluctance of executive management to pursue potential change-in-control transactions that may be in the best interests of stockholders.
In November 2015, and amended in January 2016, the Committee established a Severance and Change in Control Plan that provides severance benefits to eligible employees who do not have employment agreements, if such employees are subject to qualifying employment terminations, and enhanced severance benefits if such qualifying employment terminations occur in connection with a Change in Control.
For purposes of these benefits, in general, a change in control is defined as any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity; or

•
an election of our Directors as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board of Directors.

Under the Severance and Change in Control Plan, the executive would be eligible for change in control severance benefits if a termination without cause or a resignation for good reason (in each case as defined in the Severance and Change in Control Plan) occurs within thirty (30) days prior to or within twenty-four (24) months following the effective date of a Change in Control. The executive would be eligible for general severance benefits if a triggering termination occurs that is not in connection with a Change in Control.
Our executive officers who do not have an employment agreement providing similar benefits, are entitled to severance benefits under the Severance and Change in Control Plan, as follows:
General Severance (Outside the Change in Control Context):

•	A payment equal to one-half year of the participant’s base salary and target bonus payable in equal installments;

•	Prorated annual incentive bonus paid at actual achievement, if any, for year of termination; and;

•	Twelve (12) months of benefits continuation of health, dental and vision insurance coverage.
Change in Control Severance

•	A lump sum payment equal to one year of the participant’s base salary and target bonus;

•	Prorated annual incentive bonus paid at target achievement for year of termination; and

•	Twelve (12) months of benefits continuation of health, dental and vision insurance coverage.
Severance and Change in Control benefits for named executive officers who have employment agreements are described more fully in the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.
In January 2016, in conjunction with adopting the Severance and Change in Control Plan, our Committee approved amendments to our CEO’s and our CFO’s employment agreements designed to align their severance and change in control benefits with the level of benefits provided for under that plan and to conform certain definitions among the members of our management team. As a result, upon a termination without cause outside the change in control context, Dr. Fink is entitled to 18 months, and Mr. Lyle to 12 months, of base salary and target annual incentive bonus, and each is entitled to a pro-rated annual incentive bonus based on actual performance and 12 months of medical insurance premium reimbursements. Upon a termination without cause or a resignation for good reason in connection with a change in control, Dr. Fink is entitled to 24 months, and Mr. Lyle to 18 months, of base salary and target annual incentive bonus, Dr. Fink is entitled to 24 months, and Mr. Lyle to 12 months, of medical insurance premium reimbursements, and each is entitled to a pro-rated annual incentive bonus paid at target levels.
Perquisites. The Company generally does not provide its executives with perquisites that are not available to all Company employees, other than car, housing and education allowances. In 2016, the Company provided a car allowance to Dr. Fink and Mr. Lyle. In 2016, the Company provided a housing and education allowance to Mr. Buchheim. The amounts of these benefits are detailed in the Summary Compensation Table below.
Certain Corporate Governance Considerations
Recoupment Policy
In February 2015, our Board of Directors adopted an executive compensation recoupment (clawback) policy pursuant to which the Company may claw back incentive cash and equity compensation if an executive, including an executive officer, engages in fraud, willful misconduct, or gross negligence that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such an event, the Committee will review all annual and long-term incentives, whether in cash or stock, paid to executives when the performance measurement period includes periods affected by the restatement. If the Committee determines that any such compensation would not have been paid or paid at a lower amount, the Committee may, within 12 months of the restatement and to the fullest extent permitted by law, require the executive to reimburse the Company for all or any portion of any incentive compensation. The clawback policy does not apply to restatements that the Board determines are required or permitted under GAAP in connection with the adoption of a new accounting standard, or by the Company’s decision to change its accounting practice as permitted by applicable law. When final rules on clawbacks under the Dodd-Frank Act become effective, we intend to review our policy and amend it if necessary to comply with the final rules.

Stock Ownership and Holding Requirements
In August 2015, our Compensation Committee adopted a Stock Ownership and Holding Policy, which establishes minimum Company stock ownership levels we want certain of our executive officers and our non-employee directors to achieve. This policy became effective on September 1, 2015 and applies to Company stock acquired after that date. The policy supplements the specified ownership level feature with a holding policy that limits covered persons’ ability to sell shares until they have achieved the ownership minimums. The specified minimum ownership levels are:

Position	Multiple of Base Cash*
CEO	4X
CFO, COO	2X
Non-employee Director	4X
*For officers, base cash means base salary and for non-employee directors it means annual cash retainer.
The policy generally allows a covered person five years (from adoption, hire or promotion, as applicable) to comply with the above ownership minimums. During any period in which the individual is not satisfying the applicable minimum, he or she is restricted from selling an amount of Company stock acquired through Company compensation programs that is more than 50% of the net (after-tax) number of shares. Shares and awards “count” toward the ownership minimums if they fall into one of the following categories: shares owned outright, either directly or beneficially (through immediate family members or controlled trusts or similar entities); vested restricted stock and restricted stock units (including earned performance-based restricted stock and restricted stock units); unvested restricted stock and restricted stock units with service-based vesting; in-the-money value of vested stock options; and shares owned through Company retirement plans.
Anti-Hedging and Anti-Pledging Policies
In April 2016, our Audit Committee adopted a modification to our Insider Trading Policy. The prior version of the Insider Trading Policy prohibited our directors, officers and employees from hedging their ownership of Company securities, including purchasing or selling derivative securities relating to Company stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Company securities. Under the amendment effective as of April 2016, our directors and executive officers are also prohibited from pledging Company securities as collateral for a loan and holding any Company securities in margin accounts. As of the date of the amendment, all directors and executive officers were in compliance with this new prohibition.
Tax Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our three most highly paid executive officers (excluding under current rules our Chief Financial Officer). There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To qualify for the exception, our stockholders approved the material terms of our 2013 Omnibus Equity Incentive Plan at the 2015 Annual Meeting. We anticipate that any compensation deemed paid to an executive officer in connection with the exercise of options will qualify as performance-based compensation, and should not be subject to the $1 million deduction limitation. Accordingly, all compensation deemed paid with respect to such options should remain deductible by the Company without limitation under Section 162(m). Restricted stock awards that vest solely on length-of-service conditions are not considered performance-based under Section 162(m) and, therefore, are subject to the $1 million deduction limitation. However, performance share awards may qualify for the exemption if they are earned based on stockholder-approved performance metrics and the awards are otherwise administered in accordance with the Section 162(m) requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible and retains discretion to award compensation that exceeds the $1 million deduction limitation and may not be fully deductible.
Compensation Committee Interlocks and Insider Participation
Yon Yoon Jorden (Chairperson), David Schlotterbeck, Richard Bergman, Roger Howsmon and Steven Bilodeau each served on the Compensation Committee during 2016. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee of Maxwell.

COMPENSATION COMMITTEE REPORT (1)
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of the Compensation Committee:
Yon Yoon Jorden (Chairperson)
David Schlotterbeck
Richard Bergman
Roger Howsmon
Steven Bilodeau

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2016 SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s named executive officers, which include our chief executive officer, our chief financial officer, our former senior vice president and chief sales officer and our former vice president of strategy, marketing and business development in 2016, 2015 and 2014.

Name and Principal Position (1)	Year	Salary(2) ($)	Stock Awards (3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Franz Fink, Ph.D. President, Chief Executive Officer and Director	2016	501,923	1,506,623	—	250,000	39,604	(5)	2,298,150
	2015	501,948	1,125,001	360,862	—	37,627	(5)	2,025,438
	2014	321,154	1,392,600	—	266,666	39,870	(5)	2,020,290
David Lyle Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2016	376,442	529,921	—	112,500	39,455	(6)	1,058,318
	2015	244,304	457,593	92,054	—	24,053	(6)	818,004

Jörg Buchheim Former Senior Vice President and Chief Sales Officer	2016	100,185	84,996	—	—	45,508	(7)	230,689

Chris Humphrey Former Vice President, Strategy, Marketing and Business Development	2016	58,078	243,769	—	—	7,416	(8)	309,263
	2015	193,570	160,996	66,400	—	28,873	(8)	449,839

_______________

(1)
Dr. Fink joined Maxwell as President and Chief Executive Officer, and was appointed a director in May 2014, therefore his 2014 compensation in the table above reflects only a partial year. Mr. Lyle joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in May 2015, therefore his 2015 compensation in the table above reflects only a partial year. Mr. Buchheim joined the Company in March 2016, resigned in June 2016, and was appointed as a director in July 2016, therefore his 2016 compensation in the table above reflects only a partial year as an executive officer as well as director compensation earned during the year. Mr. Humphrey joined Maxwell in September 2013, became a named executive officer in March 2015 and resigned in April 2016, therefore, compensation data is provided for 2015 and a partial year in 2016.

(2)
The amount of salary for Dr. Fink, Mr. Lyle and Mr. Humphrey reflects that 2016, 2015 and 2014 each contained 26 biweekly pay periods. Mr. Buchheim’s salary includes $72,185 earned as an executive officer and $28,000 of board fees earned as a non-employee director after his employment terminated.

(3)
The amounts in these columns represent the grant date fair value of the equity awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, without regard to estimated forfeitures. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 for a discussion of all assumptions made by the Company in determining the values of its equity awards. The amount reported for Dr. Fink in 2014 is lower than the amount reported in prior years due to a correction related to market-condition restricted stock units; previously, these awards were reported at the value of the shares on the date of grant instead of the grant date fair value in accordance with FASB ASC Topic No. 718. Mr. Buchheim’s restricted stock unit awards were related to his service as a director and were granted subsequent to his resignation as an executive officer. The unvested restricted stock units awarded to Mr. Humphrey and his unvested option awards were canceled upon his resignation on April 1, 2016.

(4)
The amounts in this column reflect annual incentive bonus awards earned in the year reported by the named executive officers under our annual bonus plan, although the actual payment occurs in the subsequent year. At the Company’s discretion, our CFO’s 2016 annual incentive bonus award was settled in the form of a fully vested RSU award granted in March 2017. Our CEO’s 2016 annual incentive award will be paid in cash or stock as determined by the Compensation Committee. The 2014 annual incentive bonus awards were settled in cash in 2015.

(5)
For 2016, this amount includes $16,000 in car allowance, $18,409 in health and welfare benefits and $5,195 in 401(k) matching contributions. For 2015, this amount includes $16,000 in car allowance, $17,795 in health and welfare benefits and $3,832 in housing and relocation reimbursements. For 2014, this amount includes $10,461 in car allowance, $10,368 in health and welfare benefits and $19,041 in housing and relocation reimbursements.

(6)
For 2016, this amount includes $16,000 in car allowance, $21,725 in health and welfare benefits and $1,729 in 401(k) matching contributions. For 2015, this amount includes $9,846 in car allowance and $14,207 in health and welfare benefits.

(7)	For 2016, this amount includes $45,508 in housing and dependent education reimbursements.

(8)	For 2016, this amount includes $7,416 in health and welfare benefits. For 2015, this amount includes $23,438 in health and welfare benefits and $5,435 in 401(k) matching contributions.

2016 GRANTS OF PLAN-BASED AWARDS
The following table sets forth each non-equity incentive plan award and each equity award granted to the Company’s named executive officers during fiscal year 2016. The non-equity incentive plan awards are described in “Compensation Discussion & Analysis - Annual Incentive Plan” above. For a description of the vesting terms applicable to the equity awards, see “Compensation Discussion & Analysis - Equity Incentive Awards” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Franz Fink	1/15/2016	—	—	—	—	92,450	111,326	—	738,368
	1/15/2016	—	—	—	—	—	—	92,450	533,437
	2/18/2016	—	—	—	15,254	46,224	46,224	—	234,818
	N/A	250,000	500,000	750,000	—	—	—	—	—
David Lyle	1/15/2016	—	—	—	—	38,521	77,042	—	307,655
	1/15/2016	—	—	—	—	—	—	38,521	222,266
	N/A	112,500	225,000	337,500	—	—	—	—	—
Jörg Buchheim(1)	10/10/2016	—	—	—	—	—	—	15,653	84,996
	N/A	156,000	312,000	468,000	—	—	—	—	—
Chris Humphrey	1/15/2016	—	—	—	—	17,720	35,440	—	141,525
	1/15/2016	—	—	—	—	—	—	17,720	102,244
	N/A	60,600	121,200	181,800	—	—	—	—	—
______________

(1)
Mr. Buchheim joined the Company in March 2016, resigned in June 2016, and was appointed as a director in July 2016; therefore, his 2016 stock awards in the table above were granted in relation to his service as a director.

(2)	The amounts in this column represent the annual incentive bonus opportunity available to the named executive officers under our annual bonus plan.

(3)
The amounts in this column represent the grant date fair value of the equity award in accordance with Financial Standards Board Accounting Standards Codification Topic No. 718, without regard to estimated forfeitures. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END
The following table sets forth information regarding each unexercised option and all unvested restricted stock and restricted stock units held by each of our named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Vested Unexercised Options (#)	Number of Securities Underlying Unvested Unexercised Options (#) (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not vested (#) (1)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
	Exercisable	Unexercisable
Franz Fink	24,542	73,625	7.33	3/13/2025	—		—	—		—
	—	—	—	—	92,450	(2)	473,344	92,450	(2)	473,344
	—	—	—	—	—		—	30,970	(7)	158,566
	—	—	—	—	38,370	(3)	196,454	102,319	(3)	523,873
	—	—	—	—	20,000	(4)	102,400	50,000	(4)	256,000
	—	—	—	—	—		—	40,000	(8)	204,800
David Lyle	8,387	33,546	6.03	5/11/2025	—		—	—		—
	—	—	—	—	38,521	(2)	197,228	38,521	(2)	197,228
	—	—	—	—	39,009	(5)	199,726	23,874	(5)	122,235
_________________

(1)
In general, stock options and restricted stock unit awards held by our named executive officers will vest in full, at target levels, following involuntary termination or resignation following the occurrence of certain triggering events within a specified period following a change in control of the Company. Upon a change in control of the Company, certain service-based and performance-based restricted stock units held by our named executive officers will vest in full, regardless of whether the named executive officer terminates or resigns following a triggering event. These provisions are described in greater detail in “Potential Payments upon Termination or Change in Control” below.

(2)
In January 2016, Dr. Fink and Mr. Lyle were granted 184,900 and 77,042 restricted stock unit awards, respectively, of which 92,450 and 38,521, respectively, were service-based restricted stock units vesting in equal, annual installments over four years of continuous service. The remaining 92,450 and 38,521 awards granted to Dr. Fink and Mr. Lyle, respectively were performance-based market stock units with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity. Due to a limit in our equity plan on the number of shares that may be granted in a year to any one employee, the maximum size of Dr. Fink’s award is less than 200% of target.

(3)
In March 2015, Dr. Fink was granted 153,479 restricted stock unit awards, of which 51,160 were service-based restricted stock units vesting in equal installments over four years of continuous service. The remaining 102,319 awards granted to Dr. Fink were restricted stock units with vesting contingent upon the Company’s achievement of certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified operating income target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. As of December 31, 2016, the vesting of the performance-based awards was considered to be unobtainable, but the awards had not yet been canceled.

(4)
In May 2014, Dr. Fink was granted 90,000 restricted stock unit awards, of which 40,000 were service-based restricted stock units vesting in equal installments over four years of continuous service and 50,000 were market-condition restricted stock units vesting upon the achievement of certain stock price thresholds and the completion of three years of continuous employment from the date of grant. The performance period for the market-condition restricted stock units lapses on May 1, 2017 and none of the award will be earned.

(5)
In May 2015, Mr. Lyle was granted 75,886 restricted stock unit awards, of which 52,012 were service-based restricted stock units vesting in equal installments over four years of continuous service and 23,874 with vesting contingent upon the Company’s achievement of certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified operating income target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. As of December 31, 2016, the vesting of the performance-based award was considered to be unobtainable, but the award had not yet been canceled.

(6)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing price of the Company common stock on December 31, 2016, which was $5.12. The actual value realized by the officer depends on whether the shares vest and the future performance of our common stock.

(7)
In February 2016, Dr. Fink was granted 46,224 restricted stock unit awards with vesting contingent upon the achievement of two key strategic milestones. Vesting related to the first milestone, which represents 33% of the awards, was contingent on achievement of the first milestone by December 31, 2016. Vesting related to the second milestone, which represents 67% of the awards, is contingent on achievement of the second milestone by December 31, 2019. The first milestone was achieved during 2016 and the related awards vested.

(8)
In October 2014, Dr. Fink was granted 40,000 restricted stock unit awards with vesting contingent upon the Company achieving certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified net profit after tax target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards are eligible to be earned at 100% of the target number of shares if the applicable financial metrics were achieved at the target level, and on a sliding scale from zero to 200% of target if the actual results achieved were higher or lower than the target. The performance period for these awards lapsed as of December 31, 2016 and none of the awards were earned; the awards were cancelled in March 2017.

2016 OPTION EXERCISES AND STOCK VESTED
With respect to our named executive officers, the following table shows the number of shares of restricted stock and RSUs that vested during fiscal year 2016. No stock options were exercised by our named executive officers in 2016.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Franz Fink(2)	38,044	219,110
David Lyle	13,003	75,027
Chris Humphrey(3)	2,354	14,171
_________

(1)
Value realized is based on the fair market value of our common stock on the date the restricted stock was released to the officer and does not necessarily reflect proceeds actually received by the officer.

(2)	Dr. Fink’s number of shares acquired on vesting includes 15,254 restricted stock unit awards which vested on November 2, 2016 but were not settled until March 15, 2017.

(3)	Mr. Humphrey resigned from the Company effective April 1, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Franz Fink
Pursuant to his employment agreement, as amended, if Dr. Fink’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 24 months after a change in control, he will receive payment equal to one and one-half times his base salary and target bonus, current year bonus paid at actual achievement prorated based on the number of days employed in the year of termination, and the equivalent of the employer’s contribution for health benefits for up to 12 months. In addition, Dr. Fink’s initial service-based equity award will vest on a prorated basis for the number of months of employment. All other equity awards will be governed by the terms and conditions of the respective equity award agreements. In addition, if Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus, current year bonus paid at target prorated based on the number of days employed in the year of termination, the equivalent of the employer’s contribution for health benefits for up to 24 months, and waiver of service vesting conditions and deemed attainment at target of all performance-based milestones under each outstanding equity award, except the initial market-condition award which will only vest if the market-condition price target has been met. Pursuant to Dr. Fink’s stock award agreements, in the event of termination as a result of death or disability, unvested awards will become fully vested.
David Lyle
Pursuant to his employment agreement, as amended, if Mr. Lyle’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 24 months after a change in control, he will receive payment equal to his base salary and target bonus, current year bonus paid at actual achievement prorated based on the number of days employed in the year of termination and the equivalent of the employer’s contribution for health benefits for up to 12 months. In addition, if such a termination occurs more than one year following Mr. Lyle’s start date, then his initial service-based equity award will vest on a prorated basis for the number of months of employment. All other equity awards will be governed by the terms and conditions of the respective equity award agreements. In addition, if Mr. Lyle’s employment is terminated without cause or should Mr. Lyle resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to one and one-half times his base salary and target bonus, current year bonus paid at target prorated based on the number of days employed in the year of termination, the equivalent of the employer’s contribution for health benefits for up to 12 months, and waiver of service vesting conditions and deemed attainment at target of all performance-based milestones under each outstanding equity award. Pursuant to Mr. Lyle’s stock award agreements, in the event of termination as a result of death or disability, unvested awards will become fully vested.
Jörg Buchheim
On June 30, 2016, Mr. Buchheim voluntarily resigned his employment with the Company, and is not entitled to any severance payments or benefits.
Chris Humphrey
Effective April 1, 2016, Mr. Humphrey voluntarily resigned his employment with the Company, and is not entitled to any severance payments or benefits.

Estimated Payments and Benefits
The following table describes the potential payments and benefits upon termination of each of our named executive officer’s employment before or after a change in control of the Company described above, as if each officer’s employment terminated as of December 31, 2016, the last business day of the 2016 fiscal year.

Name	Benefit	Voluntary Resignation / Termination for Cause ($)	Termination without Cause Prior to Change in Control ($)	Termination due to Death or Disability ($)	Termination without Cause or Resignation following a Trigger Event after a Change in Control ($)	Change in Control (No Termination of Employment)
Franz Fink	Severance (1)	—	1,500,000	—	2,000,000	—
	Bonus (2)	—	250,000	—	500,000	—
	Equity Award Acceleration (3) (5)	—	29,867	2,388,782	2,132,782	734,310
	Health and Welfare (4)	—	18,409	—	36,818	—
	Vacation Payout (1)	129,454	129,454	129,454	129,454	—
	Total Value	129,454	1,927,730	2,518,236	4,799,054	734,310
David Lyle	Severance (1)	—	600,000	—	900,000	—
	Bonus (2)	—	112,500	—	225,000	—
	Equity Award Acceleration (3) (5)	—	38,836	716,416	716,416	197,228
	Health and Welfare (4)	—	21,725	—	21,725	—
	Vacation Payout (1)	52,772	52,772	52,772	52,772	—
	Total Value	52,772	825,833	769,188	1,915,913	197,228
______________

(1)
For purposes of valuing the severance and vacation payments in the table above, the computation is based on each executive’s base salary in effect at the end of 2016 and the number of accrued but unused vacation days at the end of 2016. Additionally, Dr. Fink’s severance payment includes 150% of his base salary and target bonus for the year of termination. In addition, if Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus. Mr. Lyle’s severance payment includes 100% of his base salary and target bonus for the year of termination. In addition, if Mr. Lyle’s employment is terminated without cause or should Mr. Lyle resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to 150% times his base salary and target bonus.

(2)
The value of the bonus shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 31, 2016. The value of the bonus is prorated based upon the number of days employed in the year of termination and is based on actual achievement unless the termination is in connection with a change in control in which 100% of the target bonus would be due.

(3)
The value of equity award acceleration shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 31, 2016. The value of the stock award acceleration was calculated by multiplying the applicable number of unvested shares subject to each restricted stock unit grant by the closing sales price of the Company’s common stock on December 31, 2016 and by multiplying the applicable number of unvested stock options by the intrinsic value of the stock option using the closing sales price of the Company’s common stock on December 31, 2016.

(4)
Amounts reflect the current cost to the Company of the individual’s health and welfare benefits per year, which was then multiplied by the applicable multiple pursuant to the change in control provisions set forth in each individual executive’s employment agreement.

(5)
If, in connection with a change in control transaction, Dr. Fink’s or Mr. Lyle’s equity awards are not continued, assumed, substituted, or converted into the right to receive a payment equal to the value of the Company’s common stock in such transaction, then the equity awards will become fully vested. Certain awards, specifically, Dr. Fink’s 2014 initial service-based restricted stock unit award, Dr. Fink’s and Mr. Lyle’s 2016 performance-based market stock unit awards and Dr. Fink’s 2016 milestone-based restricted stock unit award, vest unconditionally at target upon a change in control.

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,425,982	(1)	$9.23	3,852,421	(3)
Equity compensation plans not approved by security holders	120,303	(4)	6.03	—
Total	2,546,285		$8.97	3,852,421
 ______________

(1)	Includes 380,305 stock options and 2,045,677 restricted stock units outstanding, at maximum.

(2)
Calculated without taking into account the 2,132,434 shares of common stock subject to outstanding RSUs, at maximum, that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)	Includes 195,294 shares available for future issuance under the 2004 Employee Stock Purchase Plan and 3,657,127 shares available for future issuance under the 2013 Omnibus Equity Incentive Plan.

(4)
Includes 33,546 stock options and 86,757 restricted stock units, at maximum, granted to Mr. Lyle as a material inducement for commencement of employment with Maxwell. The terms and conditions of such awards are substantially similar to those for stock options and restricted stock units granted under the 2013 Omnibus Equity Incentive Plan.

RELATED PARTY TRANSACTIONS
In accordance with the Charter of the Audit Committee as approved by the Board of Directors of Maxwell, the Audit Committee shall act on behalf of the Board and review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company. Since the beginning of the Company’s last fiscal year, no related party transactions were approved by the Audit Committee. Other than the compensation arrangements described in above “Executive Compensation” and standard indemnification agreements with our directors and officers, there were no related party transactions in which any director, executive officer or a greater than 5% owner of the Company’s stock, or immediate family member of any of them, had or will have a direct or indirect material interest in the Company.
While not meeting the requirements of a related party transaction (as defined in Section 404 of Regulation S-K), the Company announced on April 28, 2017, that it had acquired substantially all of the assets of Nesscap Energy, Inc. (“Nesscap”), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, pursuant to the terms of the previously announced Arrangement Agreement, dated as of February 28, 2017 (the “Acquisition”) between the Company and Nesscap. The Acquisition was unanimously approved by the Company’s Board of Directors. The Company agreed as part of the Acquisition and pursuant to a Principal Shareholder Agreement (the “Principal Shareholder Agreement”), dated February 28, 2017, among the Company and I2BF Energy, Limited (“I2BF”) and Arbat Capital Group Ltd. (individually, “Arbat,” and collectively with I2BF, the “Principal Shareholders”), to provide the Principal Shareholders to appoint a representative of the Principal Shareholders, owning approximately 79.57% of the outstanding voting stock of Nesscap in the aggregate to the Board. As part of the Acquisition, Nesscap distributed 374,050 shares of the Company to I2BF and 626,785 shares of the Company to Arbat, representing approximately $2.3 million and $3.8 million in value based on the closing price of the Company’s common stock on Nasdaq on the closing date of the Acquisition. Pursuant to the Acquisition, Nesscap intends to issue additional shares of the Company to its shareholders, including I2BF and Arbat, as part of a plan of dissolution after settling its outstanding liabilities.
Mr. Golubovich is the initial representative of the Principal Shareholders and is a Director of I2BF Venture Partners Ltd., the sole shareholder of I2BF, and a Director of Arbat. The Principal Shareholder Agreement was entered into prior to Mr. Golubovich being appointed as a member of the Board of Directors of the Company. Other than as part of the Acquisition, the selection of Mr. Golubovich to serve as a member of the Board was not pursuant to any other arrangement or understanding between Mr. Golubovich and any other person.

OTHER BUSINESS
The Board does not intend to present any other business at the Annual Meeting and knows of no other matters which will be presented at the Annual Meeting.
INCORPORATION BY REFERENCE
The rules of the SEC allow the Company to “incorporate by reference” certain information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This Proxy Statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s 2016 Annual Report on Form 10-K, a copy of which is being furnished to you with this Proxy Statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123.
By Order of the Board of Directors,

David Lyle
Secretary
June 2, 2017
San Diego, California
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE VOTE ACCORDING TO THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT AND THE IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED AS SOON AS POSSIBLE. YOU ARE ENCOURAGED TO VOTE BY INTERNET.

Appendix A

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED MAY 11, 2017)

MAXWELL TECHNOLOGIES, INC.
2013 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1.	INTRODUCTION.
1.1    Successor and Continuation of Predecessor Plans. The Plan is intended as the successor to and continuation of the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (together, the “Predecessor Plans”). Following the effective date of this Plan, no additional stock awards shall be granted under the Predecessor Plans. All outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms of the Predecessor Plans. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.
1.2    Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), Restricted Shares, Stock Units and Performance Cash Awards.
1.3    Plan History. The Board adopted the Plan contingent upon its approval by the Company’s stockholders at the 2013 Annual Meeting (such date, the “Effective Date”). On April 1, 2015, the Board amended the Plan, subject to stockholder approval at the 2015 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000. On February 17, 2016, the Board amended the plan to strike references to accelerating the vesting and/or exercisability of Stock Awards in connection with a Participant’s retirement. On February 17, 2016, the Board also amended the Plan, subject to stockholder approval at the 2016 Annual Meeting, to increase the number of Common Shares available for issuance by 2,400,000. On May 11, 2017, the Board amended the Plan, subject to stockholder approval at the 2017 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000 and to increase the numerical limits in Section 3.5 of the Plan. On May 11, 2017, the Board also amended the Plan to remove stock appreciation rights, to prohibit dividend payments on unvested awards and to clarify the stock withholding provisions.

ARTICLE 2.	ADMINISTRATION.
2.1    General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.
2.2    Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).
2.3    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.4    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.5    No Cancel/Re-Grant or Repricings of Stock Awards. Except in connection with an adjustment under Article 9, neither the Board nor any Committee shall have the authority to: (a) reprice any outstanding Stock Awards under the Plan or the Predecessor Plans, or (b) cancel and re-grant any outstanding Stock Awards under the Plan or the Predecessor Plans, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Except in connection with an adjustment under Article 9, the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Options, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
2.6    No Dividend Payments on Unvested Stock Awards.    Notwithstanding anything to the contrary in the Plan, in the case of Stock Awards granted on or after May 11, 2017, any dividends or dividend equivalents otherwise payable with respect to unvested Stock Awards shall be subject to the same vesting restrictions applicable to the Stock Awards to which they relate.
2.7    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
2.8    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS.
3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 6,400,000 Common Shares, plus (b) the number of Common Shares reserved under the Predecessor Plans that are not issued or subject to outstanding awards under the Predecessor Plans on the Effective Date, (c) the number of Common Shares subject to outstanding awards under the Predecessor Plans on the Effective Date that subsequently expire, lapse unexercised, or are forfeited, and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, and (d) the additional Common Shares described in Sections 3.2 and 3.4; provided, however, that no more than 2,207,298 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.
3.2    Shares Returned to Reserve. To the extent that Options or Stock Units granted under this Plan or under the Predecessor Plans are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.3    Shares Not Returned to Reserve. If the Exercise Price of any Option is satisfied by tendering Common Shares held by the Participant (either by actual delivery or attestation), then the number of shares subject to such Stock Awards so tendered or otherwise not delivered to the Participant in connection with such exercise shall not remain available for subsequent issuance under the Plan. If Stock Units are settled, then the number of Common Shares issued to the Participant in settlement of such Stock Units shall not remain available for subsequent issuance under the Plan. Common Shares applied to satisfy tax withholding obligations related to any Stock Award shall not again become available for issuance under the Plan.
3.4    Stock Awards Not Reducing Share Reserve. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Stock Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.5    Participant Limits. Subject to adjustment in accordance with Article 9:
(a)    The aggregate number of Common Shares subject to Options that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options that cover (in the aggregate) up to 700,000 Common Shares;
(b)    The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000;
(c)    The aggregate grant date fair value of Stock Awards granted to an Outside Director in any calendar year may not exceed $300,000, except that an Outside Director may be granted Stock Awards with an aggregate grant date fair value not in excess of $400,000 in the calendar year in which he or she is initially appointed to the Board. For purposes of this limitation, grant date fair value shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. This limitation shall not apply to Stock Awards or Common Shares granted pursuant to an Outside Director’s election to receive a Stock Award or Common Shares in lieu of cash retainers or other fees. In addition, Stock Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.
(d)    No Participant shall be paid more than $2,500,000 in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan; and
(e)    No more than 2,207,298 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.
(f)    The limits described above in Sections 3.5(a), 3.5(b), and 3.5(d) are cumulative for each Participant.

ARTICLE 4.	ELIGIBILITY.
4.1    Incentive Stock Options. Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2    Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5.	OPTIONS.
5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of death, disability, or a Change in Control, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6    Modification of Options. Within the limitations of the Plan, the Administrator may modify or extend outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.
5.7    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, allow the Optionee to satisfy payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)    Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b)    By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c)    Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;
(d)    By delivering a full-recourse promissory note, on such terms approved by the Administrator; or
(e)    Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.	[INTENTIONALLY OMITTED.]

ARTICLE 7.	RESTRICTED SHARES.
7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.
7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.	STOCK UNITS.
8.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.
8.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6    Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.	ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:
(a)    The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1 and 3.5;
(b)    The number and kind of shares covered by each outstanding Option and Stock Unit; and
(c)    The Exercise Price applicable to each outstanding Option and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Award:
(f)    The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(g)    The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option shall comply with applicable tax requirements;

(h)    The substitution by the surviving entity or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option shall comply with applicable tax requirements;
(i)    The cancellation of outstanding Options without payment of any consideration. The Optionees shall be able to exercise such Options (to the extent the Options are vested or become vested as of the effective date of the transaction) during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of the transaction;
(j)    Full exercisability of outstanding Options and full vesting of the Common Shares subject to Options, followed by cancellation of such Options. The full exercisability of such Options and full vesting of such Common Shares may be contingent on the closing of the transaction. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such transaction;
(k)    The cancellation of the Options and a payment to the Optionee with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (B) the per-share Exercise Price of the Option (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option as exempt from Code Section 409A.  If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee;
(l)    The cancellation of outstanding Stock Units and a payment to the holder thereof with respect to each Common Share subject to the Stock Unit equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (g) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(m)    The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.
Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.	OTHER AWARDS.
10.1    Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2    Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.	LIMITATION ON RIGHTS.
11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2    Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
11.5    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.	TAXES.
12.1    General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations (up to such Participant’s maximum statutory tax rate for each applicable jurisdiction) by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3    Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.
12.4    Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.5    Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.	FUTURE OF THE PLAN.
13.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2, or (b) the 10th anniversary of the date adopted by the Board.
13.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3    Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of Common Shares available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Common Shares may be issued or purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of Awards available for issuance under the Plan. In addition, an amendment to Section 2.5 is subject to approval by the Company’s stockholders. Finally, Section 162(m) of the Code may require that the Company’s stockholders approve the Performance Goals set forth on Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

ARTICLE 14.	DEFINITIONS.
14.1    “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3    “Award” means any award granted under the Plan, including as an Option, a Restricted Share, a Stock Unit, or a Performance Cash Award.
14.4    “Award Agreement” means a Stock Option Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5    “Board” means the Company’s Board of Directors, as constituted from time to time.
14.6    “Change in Control” means:
(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)    The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)    Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.7    “Code” means the Internal Revenue Code of 1986, as amended.
14.8    “Committee” means a committee of one or more members of the Board or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.9    “Common Share” means one share of the common stock of the Company.
14.10    “Company” means Maxwell Technologies, Inc., a Delaware corporation.

14.11    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.12    “Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.14    “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.
14.15    “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.16    “ISO” means an incentive stock option described in Code Section 422(b).
14.17    “NSO” means a stock option not described in Code Sections 422 or 423.
14.18    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.19    “Optionee” means an individual or estate holding an Option.
14.20    “Outside Director” means a member of the Board who is not an Employee.
14.21    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.22    “Participant” means an individual or estate holding an Award.
14.23    “Performance Cash Award” means an award of cash granted under Section 8.1 of the Plan.
14.24    “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for

non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).
14.25    “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.26    “Plan” means this Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, as amended from time to time.
14.27    “Predecessor Plans” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.
14.28    “Restricted Share” means a Common Share awarded under the Plan.
14.29    “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.30    [Intentionally Omitted]
14.31    [Intentionally Omitted]
14.32    “Service” means service as an Employee, Outside Director or Consultant.
14.33    “Service Provider” means any individual who is an Employee, Outside Director or Consultant.
14.34    “Stock Award” means any award of an Option, a Restricted Share, or a Stock Unit under the Plan.
14.35    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.36    “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.37    “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
14.38    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.39    “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A
PERFORMANCE CRITERIA
The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Revenue	• Cash flow per Share
• Gross profit	• Return on equity
• Operating expenses	• Return on assets
• Earnings before interest, taxes, depreciation and amortization (EBITDA);	• Return on capital
• Operating income	• Growth in assets
• Income from operations;	• Economic value added
• Income before income taxes and minority interests	• Share price performance
• Net income	• Total stockholder return
• Net income per diluted Share	• Improvement or attainment of expense levels
• A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	• Market share or market penetration
• Cash flow	• Business expansion, and/or acquisitions or divestitures
•    To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator, including any other corporate, strategic and/or individual performance goals.

Appendix B

Maxwell Technologies, Inc.
2004 Employee Stock Purchase Plan

1.
Establishment of Plan. Maxwell Technologies, Inc. (the “Company”) proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the “Plan”). The adoption and implementation of this Plan are subject to Section 21 hereof. For purposes of this Plan, “parent corporation” and “Subsidiary” (when used in the plural, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Subject to adjustment as provided in Section 14 of the Plan, the aggregate number of shares of Common Stock which may be purchased under this Plan shall not exceed one million five hundred thousand (1,500,000) shares of Common Stock of the Company. Such shares of Common Stock consist of (i) the 500,000 shares initially reserved and approved by the stockholders at the 2005 Annual Meeting of Stockholders, (ii) the 500,000 shares reserved and approved by the stockholders at the 2013 Annual Meeting of Stockholders, and (iii) the 500,000 shares subject to approval by the stockholders at the 2017 Annual Meeting of Stockholders. Shares of Common Stock issued under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

2.
Purpose. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors from time to time and set forth on Exhibit A as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.
Administration. The Plan is administered by the Board of Directors of the Company or by a committee designated by the Board of Directors of the Company (in which event all references herein to the Board of Directors shall be to the committee). Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4.
Eligibility. Any employee of the Company or the Subsidiaries designated by the Board is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5.
Offering Dates. Effective July 1, 2017, the Offering Periods of the Plan (the “Offering Period”) shall operate as follows: (1) an Offering Period will commence on July 1, 2017 and end on November 15, 2017, and (2) thereafter each Offering Period shall be of approximately six (6) months duration commencing on May 16 and November 16 of each year and ending on the last day prior to the beginning of the next Offering Period. Payroll deductions of participants are accumulated under this Plan during Offering Periods, and such deductions commence, for any given participant, on the first payroll period of such participant ending during such Offering Period. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is hereinafter referred to as the “Purchase Date.” The Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

6.
Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) Human Resources (“HR”) department a subscription agreement authorizing payroll deductions not later than December 15, 2004 for the first Offering Period under this Plan or, for subsequent Offering Periods, not later than the 15th day of the month before the Offering Date of such Offering Period, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the HR department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the HR department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant who has not withdrawn from the Plan pursuant to Section 11 below by the end of an Offering Period will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

7.
Grant of Option on Enrollment. An eligible employee who enrolls in the Plan with respect to an Offering Period pursuant to Section 6 hereof, will receive a grant of an option (as of the Offering Date) to purchase on the Purchase Date up to that whole number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the Purchase Price, as defined in Section 8 below; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares, if any, set by the Board pursuant to Sections 10(b) and 10(c) below with respect to the applicable Offering Period.

8.	Purchase Price. The price per share at which a share of Common Stock will be purchased in any Offering Period shall be 85% of the lesser of:

a.	the fair market value at the close of trading on the last day immediately preceding the Offering Date on which trading occurs in the public securities markets (the “Entry Price”); or

b.
the fair market value at the close of trading on the Purchase Date or, if no trading occurs in the Company's Common Stock in the public securities markets on such Purchase Date, then on the immediately preceding day on which such trading did occur.

For purposes of the Plan, the term “fair market value” on a given date shall mean the closing price in U.S. dollars of a share of the Company's Common Stock on that date as reported on the stock market where the Common Stock is listed.

9.	Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

a.
The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation in 1% increments not less than 1% nor greater than 10%. Compensation shall be limited to base salary or wages, bonuses, overtime and commissions, if any, paid; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall continue until altered or terminated as provided in the Plan.

b.
A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the HR department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the HR department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than two such changes may be made effective during any Offering Period, except that the second such change must reduce the rate of payroll deductions to zero. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the HR department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

c.
All payroll deductions made for a participant are recorded in his or her account under the Plan; the funds are not segregated from general funds of the Company; and no interest accrues to the employee on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

d.
On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form as provided in Section 11 below which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the

Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares by reason of any limitation on the number of shares that may be purchased under the Plan as set forth in Section 10 hereof, shall be refunded to such participant in cash. Any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, into the next Offering Period; provided that the Company may, in its discretion, refund any such amounts to participants rather than carrying such amounts forward to the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

e.
As promptly as practicable after the Purchase Date, the Company shall arrange for the transfer of shares purchased for each participant into a brokerage account established by the Company for the purposes of this Plan, in which account such shares will be held for the benefit of each participant. The Board, in its sole discretion, may at any time elect to cause certificates representing the shares to be issued to participants in lieu of maintaining such brokerage account for the benefit of participants.

f.
During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

10.	Limitations on Shares to be Purchased.

a.
No employee shall be entitled to purchase stock under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code), for each calendar year in which the employee participates in the Plan.

b.	A participant in an Offering Period may not purchase more than 50,000 shares of Common Stock on any Purchase Date during an Offering Period.

c.
No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Sections 10(a) and 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

d.
If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

e.
Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11.	Withdrawal.

a.
Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the HR department a notice on a form provided for such purpose. Such withdrawal may be elected at any time before the share purchase is effected.

b.
Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may, except as provided in the following sentence, participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner set forth above for initial participation in the Plan.

12.
Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.
Return of Payroll Deductions. In the event an employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, the Company shall promptly deliver to the employee all payroll deductions previously withheld. No interest shall accrue to the employee on the payroll deductions of a participant in the Plan.

14.
Capital Changes. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, as well as the maximum number of shares of Common Stock that may be purchased by a participant on a Purchase Date shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock as of such date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (each, a “Corporate Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to apply accumulated payroll deductions to purchase shares of Common Stock prior to the consummation of the Corporate Transaction under any ongoing Offering Periods, and the participant's options under such ongoing Offering Periods shall terminate immediately after such purchase.
Proportionate adjustments shall be made to the Reserves, the price per share of Common Stock covered by each outstanding option, as well as the maximum number of shares of Common Stock that may be purchased by a participant on a Purchase Date in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15.
Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.
Reports. Individual records will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17.
Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within 12 months from the Purchase Date on which such shares were purchased.

18.
No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

19.
Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20.
Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.
Shareholder Approval. Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Approval of the adoption of this Plan was originally obtained at the 2005 Annual Meeting of Stockholders held on May 5, 2005. Shareholder approval of amendments to this Plan shall be obtained at a duly held meeting or by written consent only to the extent required by, and by a vote that satisfies the requirements of Section 423 of the Code.

22.	Designation of Beneficiary.

a.
A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

b.
Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.
Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.
Amendment or Termination of the Plan. This Plan originally became effective on December 14, 2004 and shall continue until the earliest to occur of (i) termination by the Board, (ii) issuance of all the shares of Common Stock reserved for issuance under the Plan, or (iii) twenty (20) years from its approval by the stockholders at the 2013 Annual Meeting of Stockholders. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

a.	increase the number of shares that may be issued under the Plan;

b.	change the designation of the employees (or class of employees) eligible for participation in the Plan; or

c.	constitute an amendment for which shareholder approval is required in order to comply with the listing requirements of the stock market where the Common Stock is listed.

EXHIBIT A
List of Participating Entities

•	Maxwell Technologies, Inc. (U.S.)

•	Maxwell Technologies SA (Switzerland)

•	Maxwell Technologies GmbH (Germany) *

•	Nesscap Co., Ltd. (Korea) **

•	Nesscap Energy GmbH (Germany) **

*    Effective July 1, 2016
**    Effective July 1, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report are available at www.proxyvote.com.

MAXWELL TECHNOLOGIES, INC.
This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders
July 13, 2017 11:00 A.M. PDT

The stockholder(s) hereby appoint(s) Franz Fink and David Lyle, or either of them as proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MAXWELL TECHNOLOGIES, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders(s) to be held at 11:00 a.m., PDT on July 13, 2017, at the Hilton Garden Inn located at 3805 Murphy Canyon Road, San Diego, California 92123, and any adjournment or postponement thereof.
 THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, 4 AND 5 AND “1 YEAR” ON PROPOSAL 6.
The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred. The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and accompanying Proxy Statement dated June 2, 2017.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

MAXWELL TECHNOLOGIES, INC. 3888 Calle Fortunada San Diego, CA 92123
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

 --------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Nominees
01 Richard Bergman 02 John Mutch
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.					☐	☐	☐
3	To approve an amendment to the 2013 Omnibus Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.					☐	☐	☐
4	To approve an increase in the number of shares of Common Stock reserved for issuance under the 2004 Employee Stock Purchase Plan by 500,000 shares.					☐	☐	☐
5	To approve, on an advisory basis, our named executive officer compensation as set forth in the Executive Compensation section of the Proxy Statement.					☐	☐	☐
The Board of Directors recommends you vote “1 YEAR” on the following proposal.					1 Year	2 Years	3 Years	Abstain
6	To approve, on an advisory basis, the frequency with which future advisory votes on the compensation of the Company’s named executive officers will be conducted.				☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date